As filed with the Securities and Exchange Commission on December 14, 2006

Registration No.: 333-137925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOOTHILLS RESOURCES, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	1311	98-0339560
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business or Intended Principal Place of Business)

DENNIS B. TOWER
CHIEF EXECUTIVE OFFICER
4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Name, Address and Telephone Number of Agent for Service)

Copy to:

LOUIS W. ZEHIL, ESQ.
JOHN DUER, ESQ.
McGUIREWOODS LLP
1345 AVENUE OF THE AMERICAS, 7TH FLOOR
NEW YORK, NEW YORK 10105-0106
(212) 548-2100

Approximate Date of Commencement of Proposed Sale to the Public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Shares of common stock, par value $0.001 per share, issued and outstanding	30,281,247 (2)	$2.065 (3)	$62,530,775	$6,690.79	*
Shares of common stock, par value $0.001 per share, underlying warrants with $1.00 per share exercise price	12,172,975 (4)	$2.065 (5)	$25,137,193	$2,689.68	*
Shares of common stock, par value $0.001 per share, underlying warrants with $2.25 per share exercise price	473,233 (6)	$2.25 (5)	$1,064,774	$113.93	*
Shares of common stock, par value $0.001 per share, underlying warrants with $2.75 per share exercise price	8,046,919 (7)	$2.75 (5)	$22,129,027	$2,367.81	*
Warrants to acquire shares of common stock, par value $0.001 per share	20,693,127 (8)	—	—	— (9)
Total Registration Fee				$11,862.21	*

*	Previously paid.
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes 30,281,247 issued and outstanding shares of common stock.
(3)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale price of the common stock as reported by the OTC Bulletin Board on October 6, 2006 in accordance with Rule 457(c) under the Securities Act of 1933.

(4)	Includes the shares of common stock underlying warrants to acquire 12,172,975 shares of common stock for an exercise price of $1.00 per share.
(5)
Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, the proposed maximum offering price is based upon the higher of the price at which the warrants may be exercised and the price of shares of common stock as determined in accordance with Rule 457(c).

(6)	Includes the shares of common stock underlying warrants to acquire 473,233 shares of common stock for an exercise price of $2.25 per share.
(7)	Includes the shares of common stock underlying warrants to acquire 8,046,919 shares of common stock for an exercise price of $2.25 per share.
(8)	Includes the warrants to acquire 20,693,127 shares of the registrant’s common stock, issued on April 7, 2006, April 20, 2006 and September 8, 2006.
(9)
Pursuant to Rule 457(g) under the Securities Act of 1933, no registration fee is payable for warrants that are registered for distribution in the same registration statement as the securities to be offered pursuant thereto.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 14, 2006

Prospectus

Foothills Resources, Inc.

50,974,374 shares of common stock, and
warrants to acquire 20,693,127 shares of common stock

This prospectus relates to the offering by the selling stockholders of Foothills Resources, Inc. of up to 50,974,374 shares of our common stock, par value $0.001 per share. Those shares of common stock include 30,281,247 shares of common stock and 20,693,127 shares of common stock underlying warrants. In addition, we are registering the warrants to acquire 20,693,127 shares of common stock. We are registering the offer and sale of the common stock, including common stock underlying warrants, and the warrants, to satisfy registration rights we have granted to the selling stockholders.

We will not receive any proceeds from the sale of common stock or warrants by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the holders thereof. We intend to use any proceeds received from the exercise of the warrants for working capital and general corporate purposes.

The selling stockholders have advised us that they will sell the shares of common stock and warrants from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is traded on the OTC Bulletin Board under the symbol “FTRS.OB”. On December 12, 2006, the closing bid price of the common stock was $1.40 per share.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 5 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2006

-iv-

SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the note thereto included elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Foothills,” “we,” “us,” “our,” and “the Company” refer to Foothills Resources Inc., a Nevada corporation, and our subsidiaries.

Our Company

Foothills Resources, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Eel River Basin, in northern California, the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas, and is planning to acquire interests in the Anadarko Basin in southwest Oklahoma.

Our business strategy is to identify and exploit low to moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential. We also intend to take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. Our management intends to use its extensive domestic and international oil and gas experience to establish and grow the Company.

Foothills Resources, Inc. took its present form on April 6, 2006, when our wholly-owned subsidiary, Brasada Acquisition Corp. and Brasada California, Inc. executed a Merger Agreement and Plan of Reorganization. On April 6, 2006, Brasada Acquisition Corp. merged with and into Brasada California, Inc., with Brasada remaining as the surviving corporation and our wholly-owned subsidiary. The holders of Brasada’s issued and outstanding capital stock before the merger surrendered all of their issued and outstanding capital stock of Brasada and received 17,375,000 shares of our common stock, par value $0.001 per share. Our stockholders before the merger retained 12,625,006 shares of common stock.

Contemporaneously with the closing of the Merger, we split-off another wholly-owned subsidiary, Foothills Leaseco, Inc., a Nevada corporation, through the sale of all of the outstanding capital stock of Foothills Leaseco, Inc. As a consequence of the sale of Foothills Leaseco, Inc., we discontinued all of our business operations which we conducted prior to the closing of the merger with Brasada, and spun off all material liabilities existing prior to that date, in any way related to our pre-closing business operations. As a result of these transactions, our business and operations changed from a pre-exploration stage company prior to the merger and split-off to a company engaged in the acquisition, exploration and development of oil and natural gas properties following the merger.

Our primary operations are now those formerly operated by Brasada California, Inc., as well as other business activities which we have developed since April, 2006, as described in this Prospectus.

Recent Developments

On September 8, 2006, we consummated an acquisition of certain properties formerly owned by TARH E&P Holdings, L.P. in Texas, pursuant to two purchase and sale agreements executed with TARH E&P Holdings, L.P. on June 21, 2006. In this acquisition, our wholly-owned subsidiary, Foothills Texas, Inc., acquired four producing properties in southeastern Texas, including the Goose Creek, Goose Creek East, Saratoga and Cleveland Fields. The purchase and sale agreements provided for the payment of aggregate cash consideration to TARH E&P Holdings, L.P. of $57.5 million and the issuance of $4.5 million of our common stock. Prior to the closing date, on June 22, 2006, August 14, 2006 and August 23, 2006, we made cash payments to TARH E&P Holdings, L.P. of $3,099,000, $1,549,500 and $774,750 in accordance with the agreements. After adjustment for preliminary purchase price adjustments as provided in the purchase and sale agreements, we paid cash consideration to TARH E&P Holdings, L.P. on September 8, 2006 of $51,894,500 and issued 1,605,345 shares of our common stock.

To finance the above acquisition, we executed a Credit and Guaranty Agreement with J. Aron & Company on September 8, 2006, providing for a credit facility under which we borrowed $42.5 million. The credit facility will terminate and all amounts borrowed under the facility will be due and payable four years following the closing date. The facility is secured by liens and security interests on substantially all of our assets and those of our subsidiaries, including 100% of the value of all oil and gas reserves of us and our subsidiaries. On the closing date of the facility, we issued to Goldman, Sachs & Co., an affiliate of J. Aron & Company, a warrant to purchase 3,000,000 shares of common stock for five years at an exercise price of $2.75 per share.

Further, in order to raise additional funds to consummate the acquisition from TARH E&P Holdings, L.P., we completed a private offering of units consisting of shares of our common stock and warrants to acquire our common stock on September 8, 2006. Each unit we sold in the offering consisted of one share of common stock and a warrant to acquire one-half share of common stock for five years at an exercise price of $2.75 per share. On the closing date of the offering, we received $22,500,000 in proceeds from the offering, through the sale of 10,000,000 units. Therefore, we issued to investors, on the closing date, 10,000,000 shares of our common stock and warrants to acquire 5,000,000 shares of our common stock.

On August 30, 2006, we announced that the Christiansen 3-15 well had flowed at a rate in excess of 1.9 million cubic feet of gas per day on a 16/64 inch choke. The drilling and electric log evaluation on the well indicates multiple gas zones between 3,600 feet and 3,900 feet.

In September, 2006, we commenced commercial production from the Christiansen 3-15 well in the Grizzly Bluff Field in the Eel River Basin, in Humboldt County, California. On September 19, 2006, we announced that production is expected to ramp up in stages to a target rate of about 1 million cubic feet of natural gas per day.

On September 19, 2006, we also announced the Vicenus 1-3 well in the Grizzly Bluff Field is expected to be placed on production within the next two weeks following installation of production equipment that has been ordered. This well was drilled to a total depth of 5,747 feet and has encountered natural gas in multiple zones between 4,300 and 5,700 feet. We expect to acquire a 3D seismic survey over the Grizzly Bluff Field during the fourth quarter of 2006, which should assist the Company in identifying specific locations for future wells and is also expected to allow for the direct detection of natural gas, especially in shallower formations.

On November 16, 2006, we announced that production from the Goose Creek oil field in Harris County, Texas had been increased by about 100 barrels of oil per day as a result of recompletions of previously inactive wells, and that we are in the design phase of planning for a 3D seismic survey that we expect to acquire in the first half of 2007, which is expected to identify deeper productive intervals and significantly improve the mapping of the shallower oil productive horizons.

On April 6, 2006 and on April 20, 2006, we closed a prior private offering of an aggregate of 17,142,857 units, each consisting of one share of our common stock and a warrant to acquire three-quarters of a share of our common stock for five years at a purchase price of $1.00 per whole share. The total consideration we received in this offering was $12,000,000. Some of the consideration for units sold in this April, 2006 offering was in the form of convertible debentures, which converted into units on a dollar-for-dollar basis upon the closing of the offering and the closing of the merger between our wholly-owned subsidiary, Brasada Acquisition Co. and Brasada California, Inc.

Corporate Information

Foothills Resources, Inc. was incorporated under the laws of the State of Nevada on November 17, 2000. Our principal executive offices are located at 4540 California Avenue, Suite 550, Bakersfield, California 93309. The telephone number at our principal executive offices is (661) 716-1320. Our website address is www.foothills-resources.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common Stock Offered (1)	50,974,374 shares

Warrants Offered (2)	Warrants to acquire 20,693,127 shares

Offering Price	Market price or privately negotiated prices.

Common Stock Outstanding (3)	60,281,253 shares

Use of Proceeds
We will not receive any proceeds from the sale of the shares offered by the selling stockholders. Any proceeds we receive from the selling stockholders upon their exercise of warrants to purchase the shares included in the shares that are being offered by them hereunder will be used for general working capital purposes and capital expenditures.

OTC Bulletin Board Symbol	FTRS.OB

Risk Factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 5 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)	Includes 30,281,247 shares of common stock currently issued and outstanding and 20,693,127 shares of common stock issuable by us upon exercise of outstanding warrants to acquire our common stock.

(2)
We anticipate registering the warrants under the Securities Exchange Act of 1934, as amended, and seeking a separate listing of the warrants on a securities market or securities exchange to allow the holders of our warrants to trade the warrants separate from our common stock.

(3)
Includes 30,281,247 shares of common stock which will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC. This number does not include shares of common stock underlying options outstanding under our equity incentive plan or shares of common stock issuable by us upon the exercise of our outstanding warrants, under which our stockholders have the right to acquire 20,693,127 shares of common stock.

RISK FACTORS

An investment in us involves a high degree of risk. Investors should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

RISKS RELATED TO OUR BUSINESS

We are a development stage company with limited operating history for you to evaluate our business. We may never attain profitability.

We are a development stage company engaged in the business of oil and gas exploration and development, and have limited current oil or natural gas operations. The business of acquiring, exploring for, developing and producing oil and natural gas reserves is inherently risky. As an oil and gas acquisition, exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.

Our lack of diversification will increase the risk of an investment in Foothills, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the oil and gas industry in a limited number of properties, initially in California, Oklahoma and Texas, with the intention of expanding elsewhere. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.

The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Texas, California and Oklahoma alone will not be sufficient to fund both our continuing operations and our planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decline, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Risks related to our prior business may adversely affect our business.

Our business prior to the merger between our wholly-owned acquisition subsidiary and Foothills California, Inc. (formerly Brasada California, Inc.) in April, 2006 involved mineral exploration. In 2001, we acquired a mining lease on a total of five unpatented lode mineral claims property located in the State of Nevada. Subsequent to our fiscal year ended December 31, 2004, we decided to abandon the property and terminate the claims and have since been in the process of reviewing other potential resource and non-resource assets for acquisition. We determined not to pursue the mineral exploration line of business following the April, 2006 merger, but could still be subject to claims arising from our former. These claims may arise from our operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on our former business operations. Even if any such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the merger provided indemnities to us for liabilities arising from our prior business activities, these indemnities may not be sufficient to fully protect us from all costs and expenses.

Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect your investment in our common stock.

In connection with our credit facility with J. Aron & Company, we are contractually obligated to enter into hedging contracts with the purpose and effect of fixing oil and natural gas prices on no less than 80% of projected oil and gas production from our proved developed producing oil and gas reserves. To comply with the requirements of our credit facility, and in order to manage our exposure to price risks in the marketing of our oil and natural gas production, we have entered into oil and natural gas price hedging arrangements with respect to a portion of our expected production. We may enter into additional hedging transactions in the future.

While intended to reduce the effects of volatile oil and natural gas prices, such transactions may limit our potential gains and increase our potential losses if oil and natural gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of loss in certain circumstances, including instances in which:

•	our production is less than expected;

•	there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or
•	the counterparties to our hedging agreements fail to perform under the contracts.

RISKS RELATED TO OUR INDUSTRY

Our exploration for oil and gas is risky and may not be commercially successful, and the 3D seismic data and other advanced technologies we use cannot eliminate exploration risk, which could impair our ability to generate revenues from our operations.

Our future success will depend on the success of our exploratory drilling program. Oil and gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, 3D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible. In addition, the use of 3D seismic data becomes less reliable when used at increasing depths. We could incur losses as a result of expenditures on unsuccessful wells. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We may not be able to develop oil and gas reserves on an economically viable basis, and our reserves and production may decline as a result.

If we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills, among others. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We intend to obtain insurance with respect to these hazards; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning costs are unknown and may be substantial. Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.

In order to sell the oil and natural gas that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and natural gas production and may increase our expenses. In the Eel River Basin in California, we have contractual rights to access existing natural gas transportation facilities. Depending on the success of our planned drilling, it is possible that we will be required to construct additional pipeline facilities in the future in order to have sufficient capacity to transport all of our natural gas production.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years, and have risen to record levels on a nominal basis in 2006. The average price for West Texas Intermediate oil in 1999 was $22 per barrel. In 2002 it was $27 per barrel. In 2005, it was $57 per barrel. During 2006, through September 29, 2006, the daily spot price of West Texas Intermediate oil, as reported by the Wall Street Journal, peaked at $77.03, and as of September 29, 2006 was reported as $62.92. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Prices may not remain at current levels. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Increases in our operating expenses will impact our operating results and financial condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the exploration for and development of oil and gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we expect to obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We will rely on technology to conduct our business and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no market for our warrants.

There has been a limited trading market for our common stock on the Over-the-Counter Bulletin Board and no established market for the warrants. The lack of an active market may impair the ability of our investors to sell their shares of common stock or their warrants at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of the shares of common stock and warrants to be sold under this prospectus. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using our common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock or warrants.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “FTRS.OB.” Our warrants do not currently trade on any exchange or market. Our common stock has been actively traded for only a limited time, and the bid and ask prices for our common stock have fluctuated widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock and our warrants. This severely limits the liquidity of our common stock and our warrants, and would likely reduce the market price of our common stock and warrants, and hamper our ability to raise additional capital.

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions (such as our acquisition of certain properties of TARH E&P Holdings, L.P., reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•	significant sales of our common stock or warrants, including sales by the investors following registration of the shares under this prospectus.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our warrants, and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock and our warrants to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock and our warrants may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock or warrants, and stockholders may be unable to sell their shares and warrants on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock and warrants.

Stockholders will experience dilution upon the exercise of warrants and options.

As of December 12, 2006, there are 20,693,127 shares of common stock underlying warrants issued and outstanding, which if exercised or converted, could decrease the net tangible book value of our common stock. In addition, there are 2,000,000 shares of common stock underlying options that may be granted, of which options for 1,690,000 shares of common stock have already been granted, pursuant to the Company’s 2006 Equity Incentive Plan. If the holders of those options exercise those options, stockholders may experience dilution in the net tangible book value of our common stock. Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale the above-described warrants all of the shares of common stock underlying such warrants. Holders of registered underlying shares could resell the shares immediately upon registration, resulting in significant downward pressure on our stock price.

Directors and officers of the Company will have a high concentration of common stock ownership.

Based on the 60,281,253 shares of common stock that are issued and outstanding as of December 12, 2006, our officers and directors beneficially own approximately 29.3% of our outstanding common stock. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of Foothills. Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors and the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our stockholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of our common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate an investment in our common stock or warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

SELLING STOCKHOLDERS

This prospectus covers warrants and shares of our common stock, including shares underlying warrants, sold in our recent private equity offerings, in April, 2006 and September, 2006, to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the warrants or shares of common stock listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the warrants and the shares of our common stock described in the tables below.

Common Stock

The following table sets forth information about the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of December 12, 2006. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an exact amount, but have provided an estimate, of the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, 18 of the selling stockholders are broker-dealers and 8 of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our common stock and warrants in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the stockholders listed in the table below acquired their shares in our private offerings on April 6, 2006, April 20, 2006 or September 8, 2006. The percentage of common stock outstanding is based upon a total of 60,281,253 issued and outstanding shares of our common stock on December 12, 2006. Shares underlying warrants or options exercisable within 60 days of December 12, 2006 are considered for the purpose of determining the percent of the class held by the holder of such warrants or options, but not for the purpose of computing the percentages held by others. We have assumed all shares reflected on the table that were acquired in our private offerings will be sold from time to time. Because the selling stockholders may offer all or any portion of the common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock acquired in our private offerings that will be held by the selling stockholders upon the termination of any sales of common stock.

Beneficial ownership is calculated based on 60,281,253 shares of our common stock outstanding as of December 12, 2006. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of December 12, 2006 are deemed outstanding even if they have not actually been exercised. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable, unless otherwise noted in the footnotes to the table.

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
0702119 BC Ltd.[1]	1,312,500	1,312,500	—	—
1087741 Alberta Ltd.[2]	80,000	80,000	—	—
719906 BC Ltd.[3]	250,000	250,000	—	—
Adam S. Gottbetter[4]	125,001	125,001	—	—
A.H. Investments[5]	22,500	22,500	—	—
AK Asset Management[6]	262,501	262,501	—	—
Alec Morrison & Sandra Morrison[7]	99,999	99,999	—	—
Alfred Ricciardi[8]	16,667	16,667	—	—
All Seasons Consulting Inc.[9]	49,999	49,999	—	—
Alvin L. Gray[10]	133,200	133,200	—	—
Andrew A. Schatte[11]	20,000	20,000	—	—
Andrew Goodacre[12]	62,500	62,500	—	—
Anke Zenze[13]	61,187	61,187	—	—
Anthony Bobulinski[14]	125,001	125,001	—	—
Arn E. Schoch[15]	124,962	124,962	—	—
Atlantis Software Company Employee Profit Sharing Plan[16]‡	49,999	49,999	—	—
Centrum Bank AG17	1,875,001	1,875,001	—	—
Avtar Dhillon[18]	62,500	62,500	—	—
Baradaran Revocable Trust, Sharyar Baradaran Trustee[19]	625,000	625,000	—	—
Barry Davis[20]	250,000	250,000	—	—
Barry Tucker[21]	62,500	62,500	—	—
Ben T. Morris[22]†	146,248	146,248	—	—
Bentley N. Kerfoot[23]	104,000	104,000	—	—
Bernard Bonertz[24]	25,001	25,001	—	—
Besser Kapital Fund LTD[25]	75,012	75,012	—	—
Bifrost Fund LP26	225,000	225,000	—	—
Bill Haak and Johnnie S Haak[27]	79,301	79,301	—	—
Blake Selig[28]	52,500	52,500	—	—
Balanced Natural Resource Fund[29]	66,666	66,666	—	—

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Bonner S. Ball[30]	75,000	75,000	—	—
Brad Deason[31]†	37,500	37,500	—	—
Brad Gabel[32]	62,500	62,500	—	—
Brede C. Klefos[33]†	87,500	87,500	—	—
Brian Hicks[34]	125,001	125,001	—	—
Brian Kuhn[35]	262,500	262,500	—	—
Bruce C. Gibbs and Lou Ann Gibbs[36]	70,000	70,000	—	—
Bruce Nurse[37]	191,250	191,250	—	—
Bruce R. McMaken[38]	70,001	70,001	—	—
Brunella Jacs LLC[39]	250,005	250,005	—	—
CamCap Energy Offshore Master Fund, L.P.[40]	1,170,000	1,170,000	—	—
CamCap Resources Offshore Master Fund, L.P.[41]	630,000	630,000	—	—
Carl Pipes[42]	37,500	37,500	—	—
Carmen Lanza[43]	62,512	62,512	—	—
Carol C. Barbour[44]	37,500	37,500	—	—
Carter D. Pope[45]	75,000	75,000	—	—
Champion Construction Consultants, Inc.[46]	18,725	18,725	—	—
Charbonneau Limited Partnership[47]	62,500	62,500	—	—
Chester R. Cloudt[48]	49,999	49,999	—	—
Chester R. Cloudt, Jr.[49]	25,001	25,001	—	—
Chestnut Ridge Partners, L.P.[50]	200,000	200,000	—	—
Choregus Master Trust, Plan I, Money Purchase[51]	29,750	29,750	—	—
Choregus Master Trust, Plan II, Profit Sharing[52]	29,750	29,750	—	—
Christine M. Sanders[53]	22,500	22,500	—	—
Christopher Neal Todd[54]	16,667	16,667	—	—
Christopher Powell[55]	6,249	6,249	—	—
Craig Taylor[56]	25,001	25,001	—	—
Cranshire Capital, L.P.[57]	1,025,000	1,025,000	—	—
Crimson Group, LTD[58]	23,325	23,325	—	—
Curtis Conway[59]	350,000	350,000	—	—
Curtis E. Smith and Mary H. Cummins Trust[60]	52,500	52,500	—	—
Dan Mechis[61]	20,001	20,001	—	—
Danich Investments Ltd.[62]	62,500	62,500	—	—
David A Melman[63]	87,500	87,500	—	—
David B. Steffan, Jr.[64]	25,001	25,001	—	—
David B. Steffan, Sr.[65]	5,250	5,250	—	—
David Jensen[66]	32,933	32,933	—	—
David Malm[67]	20,001	20,001	—	—
Dennis B. Tower[68]	4,824,219	262,500	4,561,719	7.6%
Dennis Bleackley[69]	62,500	62,500	—	—
Dennis H. Lundy[70]	37,501	37,501	—	—
DNG Capital Corp.[71]	49,999	49,999	—	—
Don Sanders and Tanya Drury TTEES FBO Tanya Jo Drury Trust[72]	56,250	56,250	—	—
Don Weir and Julie Ellen Weir[73]‡	239,995	239,995	—	—
Donald V Weir TTEE Sanders 1998 Children's Trust DTD 12/01/1997[74]‡	506,275	506,275	—	—
Douglas Patterson[75]	3,375	3,375	—	—
Dr. William Grose Agency[76]	26,666	26,666	—	—
Earl Fawcett[77]	62,500	62,500	—	—

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Edmund H. Melhado[78]	75,000	75,000	—	—
Edward Antonsen[79]	80,000	80,000	—	—
Edward C. Kash[80]	23,333	23,333	—	—
Edwin Freedman[81]	199,994	199,994	—	—
Emily H. Todd[82]	16,667	16,667	—	—
EPSILON Management LTD.[83]	37,506	37,506	—	—
Evonne Whelan[84]	37,501	37,501	—	—
Ewan Downie[85]	80,000	80,000	—	—
Francis P. Knuettel TTEE Francis P Knuettel Rev LVG TR UA DTD 3/7/03[86]	125,001	125,001	—	—
Frank J. Metyko, Jr. and Mark J. Metyko and Kurt F. Metyko TTEES Frank J. Metyko Residuary Trust DTD 10/08/84[87]	26,666	26,666	—	—
Frank Knuettel II Trustee, The Knuettel Family Trust[88]	43,750	43,750	—	—
Frank Knuettel, II89	49,875	49,875	—	—
Fred Hagans[90]	139,994	139,994	—	—
Friedrich Brenckman[91]	75,000	75,000
G. Marie Smith[92]	116,500	116,500	—	—
Gary E. Mintz[93]	262,500	262,500	—	—
Gary Friedland[94]	18,750	18,750	—	—
Gary Maynard[95]	33,750	33,750	—	—
GEM Advisors[96]†	500,000	500,000	—	—
George L. Ball[97]†	177,494	177,494	—	—
Georges Antoun and Martha Antoun Ten Com[98]	46,667	46,667	—	—
Gerald K. Bogen[99]	18,000	18,000	—	—
Gloria D. Kelley100	18,750	18,750	—	—
Goldman, Sachs & Co.101†	8,000,000	8,000,000	—	—
Grant E Sims and Patricia Sims JT TEN102	37,500	37,500	—	—
Gregg Sedun103	250,000	250,000	—	—
Gregory Selig Lewis104	62,501	62,501	—	—
H. Alan Dill105	222,000	222,000	—	—
H. Ben Taub106	45,000	45,000	—	—
Hammonds Management Trust107	16,875	16,875	—	—
Harry Edelson108	1,250,001	1,250,001	—	—
Harry Gabel109	62,500	62,500	—	—
Hayden McIlroy110	212,500	212,500	—	—
Hedge Capital Partners LLC111	125,001	125,001	—	—
Heimbuck Family Trust DTD 8/13/85112	104,168	104,168	—	—
Herbert Lippin113	22,500	22,500	—	—
Hyman Gildenhorn and Vivian Gildenhorn114	133,332	133,332	—	—
Hypo Alpe-Adria-Bank115	612,500	612,500	—	—
Don A. Sanders116†	506,275	506,275	—	—
Don S. Cook117	26,666	26,666	—	—
Erik Klefos118†	87,500	87,500	—	—
Humbert B. Powell119†	110,179	110,179	—	—
Lewis S. Rosen120	16,667	16,667	—	—
Scott M. Marshall121	87,500	87,500	—	—
William W. Sprague122	88,751	88,751	—	—
J. Barrett Developments, Ltd.123	25,001	25,001	—	—

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Jack Coldwell124	62,500	62,500	—	—
Jack Sheng125	40,000	40,000	—	—
James T. Dilella Trust126	33,000	33,000	—	—
Jamie Gilkison127	75,000	75,000	—	—
Jan Bartholomew128†	16,667	16,667	—	—
Jan Rask129	217,500	217,500	—	—
Jason M. Rimland130	75,287	75,287	—	—
Jeffrey Scott131	250,000	250,000	—	—
Jerry F. and Nina L. Christopherson132	62,500	62,500	—	—
JMC Investments Ltd.133	62,500	62,500	—	—
Joe & Iola Bots134	62,500	62,500	—	—
Joel Stuart135	18,750	18,750	—	—
John A. Cary136	30,000	30,000	—	—
John H. Malanga and Jodi F. Malanga, JT Ten Malanga137†	77,501	77,501	—	—
John M. Martineck138	137,500	137,500	—	—
John N. Spiliotis139	16,667	16,667	—	—
John Seaman140	80,000	80,000	—	—
John W. Lodge, III141	33,333	33,333	—	—
Joseph Benjamin Johnson142	84,166	84,166	—	—
Judy Kay Hunnemuller143	10,001	10,001	—	—
Karl Antonius144	62,500	62,500	—	—
Katherine U. Sanders145‡	397,475	397,475	—	—
Kenneth R. Hartley Jr.146	33,750	33,750	—	—
Kenneth S. Goodwin147	26,250	26,250	—	—
Kevin Shugars, Lori Shugars148	33,750	33,750	—	—
Knox Family Partnership, Lee M. Knox General Partner149	20,000	20,000	—	—
LA Hougue Financial Management Services Limited150	375,001	375,001	—	—
Ladasa Investments Inc.151	250,000	250,000	—	—
Larry Hunnemuller152	10,001	10,001	—	—
Lenny Olim153	52,500	52,500	—	—
Leon Frenkel154	225,000	225,000	—	—
Leonard C. Atkins155	37,500	37,500	—	—
Lisa Dawn Weir156	37,500	37,500	—	—
Louis Gleckel157	18,750	18,750	—	—
Louis Zehil158	66,666	66,666	—	—
M. Paul Tompkins159	100,000	100,000	—	—
M. St. John Dinsmore160	37,500	37,500	—	—
Mark Emalfarb Custodian for Hailey Emalfarb161	187,500	187,500	—	—
Mark Emalfarb Guardian for Ashley Emalfarb162	187,500	187,500	—	—
Mark Leszczynski163	21,000	21,000	—	—
Mark Rousselot164	25,001	25,001	—	—
Mary Harris Cooper165	26,666	26,666	—	—
Matthew D. Myers166	17,250	17,250	—	—
Max and Judy Poll Rev Trust167	33,333	33,333	—	—
Melton Pipes168	22,500	22,500	—	—
Meteoric L.P.169	120,000	120,000	—	—
MGK Consulting Inc.170	80,000	80,000	—	—
Michael J. Gaido, Jr.171	50,000	50,000	—	—

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Michael John Fanti172	20,001	20,001	—	—
Michael S. Chadwick173†	81,251	81,251	—	—
Morton J. Weisberg174	16,650	16,650	—	—
Mosby Lindsay Simmons III175	87,500	87,500	—	—
Nadine C. Smith176	375,001	375,001	—	—
Natalie Dull177	43,750	43,750	—	—
Nina Holdings, LLC178‡	500,000	500,000	—	—
Nite Capital LP179	666,667	666,667	—	—
Nunziata Holdings Inc.180	200,001	200,001	—	—
NYBOR Group Inc.181	93,749	93,749	—	—
Paula L. Santoski182	59,999	59,999	—	—
Pauline Tower183	26,250	26,250	—	—
Perfco Investments Ltd.184	250,000	250,000	—	—
Philip M. Garner and Carol P. Garner185	60,000	60,000	—	—
Professional Trading Services SA186	1,250,001	1,250,001	—	—
Randall W. Tower187	100,000	100,000	—	—
Richard Lippin188	17,250	17,250	—	—
Richard Macdermott189	62,500	62,500	—	—
Richard W. Hodgman190	33,750	33,750	—	—
Rick Berry191‡	16,667	16,667	—	—
RJS JR/PLS 1992 Trust FBO Robert J Santoski Jr, Paula Santoski TTEE192	16,667	16,667	—	—
Rob Anderson193†	375,001	375,001	—	—
Robert Burschik194	262,425	262,425	—	—
Robert F. Ruth Jr.195	108,000	108,000	—	—
Robert J. Gonzales196	122,500	122,500	—	—
Robert Pedlow197	87,500	87,500	—	—
Robert Sarcher198	175,000	175,000	—	—
Robert Schiesser199†	250,250	250,250	—	—
Robert W. Bomengen200	21,506	21,506	—	—
Robert Wilensky201	15,000	15,000	—	—
Rose Anna Marshall202	70,000	70,000	—	—
Rosebury, L.P.203	90,000	90,000	—	—
Roy Alan Price204	30,000	30,000	—	—
Rune Medhus & Elisa Medhus205†	147,494	147,494	—	—
Sam Belzberg206	625,000	625,000	—	—
Samuel Ginzburg207	25,008	25,008	—	—
Sanders Morris Harris Inc.208†	667,431	667,431	—	—
Sanders Opportunity Fund (Institutional) L.P.209†	1,209,353	1,209,353	—	—
Sanders Opportunity Fund, L.P.210†	378,138	378,138	—	—
Sandra L. Acosta211	49,999	49,999	—	—
Sanovest Holdings Ltd.212	500,000	500,000	—	—
Scott Rapfogel213	87,500	87,500	—	—
Leticia Turullos214	16,667	16,667	—	—
Sierra Madre Development, LLC215	18,725	18,725	—	—
Lawrence R. Simonson216	62,500	62,500	—	—
Stanley Katz217	250,005	250,005	—	—
SLS/PLS 1988 Trust FBO Samantha Leigh Santoski, Paula L Santoski TTEE218	16,667	16,667	—	—
Stephen Hanson219	300,001	300,001	—	—
Steve Perry220	62,500	62,500	—	—

	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Steven R. Hall221	22,500	22,500	—	—
Strong Branch Ventures IV LLC222	1,750,000	1,750,000	—	—
Sue M. Harris Separate Property223	33,333	33,333	—	—
Sue Minton Harris TTEE Pinkye Lou Blair Estate Tr u/w Dtd 6/15/91224	33,333	33,333	—	—
Susan S. Lehrer225	16,667	16,667	—	—
T. Scott O'Keefe226	162,499	162,499	—	—
Tanya J. Drury227	56,250	56,250	—	—
The Brewster Family Trust228	62,500	62,500	—	—
Thomas Asarch and Barbara Asarch229	104,167	104,167	—	—
Thomas E. Fish230	375,001	375,001	—	—
Titus Harris, Jr.231‡	33,333	33,333	—	—
Tom Juda and Nancy Juda232	124,994	124,994	—	—
Tom Steffan233	12,500	12,500	—	—
US Global Investors- Global Resources Fund234	1,900,001	1,900,001	—	—
V MacLachlan Investments Corp.235‡	375,001	375,001	—	—
Vicki T. Ruth236	105,900	105,900	—	—
Vincent Vazquez237	174,000	174,000	—	—
W. Kirk Bosché 238	3,331,212	126,000	3,205,212	5.3%
Wayne C. Fox239	15,000	15,000	—	—
Wayne Hucik240	62,500	62,500	—	—
Weitzman Living Trust241	75,000	75,000	—	—
Whalehaven Capital Fund Limited242	200,000	200,000	—	—
William E. Grose243	26,666	26,666	—	—
William F. Burkart244	63,000	63,000	—	—
William L. Benson245	18,000	18,000	—	—
William Lowe246	499,970	499,970	—	—
William Sockman247	16,650	16,650	—	—
Y&S Nazarian Revocable Trust248	1,249,999	1,249,999	—	—
Yarek Bartosz249	62,500	62,500	—	—
Yellowstone Limited Partnership250	75,000	75,000	—	—
Meridian Global Energy & Resources Fund LT251	33,333	33,333	—	—
E. Paul Jansen252	7,500	7,500	—	—
TARH E&P Holdings, L.P.	1,605,345	1,605,345	—	—

† The selling stockholder is a broker-dealer.
‡ The selling stockholder is an affiliate of a broker-dealer.
*  Less than 1.0%.

(a)
Assumes all of the shares of common stock to be registered on this registration statement, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering by the selling stockholders.

1 Includes 750,000 shares of common stock and warrants to acquire an additional 562,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Korzenowski has the power to vote and dispose of the common shares being registered on behalf of 0702119 BC Ltd.
2 Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Wade McBain has the power to vote and dispose of the common shares being registered on behalf of 1087741 Alberta Ltd.
3 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tom Kusumoto has the power to vote and dispose of the common shares being registered on behalf of 719906 BC Ltd.
4 Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
5 Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mr. Bennett Altarman, President of A.H. Investments, has the power to vote and dispose of the common shares being registered on behalf of A.H. Investments.
6 Includes 150,000 shares of common stock and warrants to acquire an additional 112,501 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Kolbinger has the power to vote and dispose of the common shares being registered on behalf of AK Asset Management.
7 Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
8 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
9 Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Negar Towfigh, President of All Seasons Consulting, Inc. has the power to vote and dispose of the common shares being registered on behalf of All Seasons Consulting, Inc.
10 Includes 88,800 shares of common stock and warrants to acquire an additional 44,400 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
11 Includes 13,333 shares of common stock and warrants to acquire an additional 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
12 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
13 Includes 34,964 shares of common stock and warrants to acquire an additional 26,223 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
14 Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
15 Includes 71,407 shares of common stock and warrants to acquire an additional 53,555 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
16 Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Rune Medhus has the power to vote and dispose of the common shares being registered on behalf of Atlantis Software Company Employee Profit Sharing Plan.
17 Includes 1,071,429 shares of common stock and warrants to acquire an additional 803,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerhard Roosli has the power to vote and dispose of the common shares being registered on behalf of Centrum Bank AG.
18 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
19 Includes 357,143 shares of common stock and warrants to acquire an additional 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

20 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
21 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
22 Includes 53,570 shares of common stock and warrants to acquire an additional 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.
23 Includes 69,333 shares of common stock and warrants to acquire an additional 34,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
24 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
25 Includes 50,008 shares of common stock and warrants to acquire an additional 25,004 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Oliver Chaponnier and M. Montanari have the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund LTD.
26 Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Peter Trapp, founding member of Bifrost Fund LP, has the power to vote and dispose of the common shares being registered on behalf of Bifrost Fund LP.
27 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,200 shares of common stock and warrants to acquire an additional 5,600 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.
28 Includes 30,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
29 Includes 44,444 shares of common stock and warrants to acquire an additional 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Balanced Natural Resource Fund.
30 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
31 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
32 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
33 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
34 Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
35 Includes 150,000 shares of common stock and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
36 Includes 40,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
37 Includes 75,000 shares of common stock and warrants to acquire an additional 56,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
38 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
39 Includes 142,860 shares of common stock and warrants to acquire an additional 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs, LLC.

40 Includes 780,000 shares of common stock and warrants to acquire an additional 390,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Energy Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Energy Offshore Master Fund, L.P.
41 Includes 420,000 shares of common stock and warrants to acquire an additional 210,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Resources Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Resources Offshore Master Fund, L.P.
42 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
43 Includes 35,721 shares of common stock and warrants to acquire an additional 26,791 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
44 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
45 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
46 Includes 10,700 shares of common stock and warrants to acquire an additional 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Huel has the power to vote and dispose of the common shares being registered on behalf of Champion Construction Consultants, Inc.
47 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. A.J. Charbonneau and D. Davidson have the power to vote and dispose of the common shares being registered on behalf of Charbonneau Limited Partnership.
48 Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
49 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
50 Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Kenneth Holz has the power to vote and dispose of the common shares being registered on behalf of Chestnut Ridge Partners, L.P.
51 Includes 17,000 shares of common stock and warrants to acquire an additional 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan I, Money Purchase.
52 Includes 17,000 shares of common stock and warrants to acquire an additional 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan II, Profit Sharing.
53 Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
54 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
55 Includes 3,571 shares of common stock and warrants to acquire an additional 2,678 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
56 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
57 Includes 500,000 shares of common stock and warrants to acquire an additional 375,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has the power to vote and dispose of the common shares being registered on behalf of Cranshire Capital, L.P.

58 Includes 15,550 shares of common stock and warrants to acquire an additional 7,775 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. C. Dean Patrineu, President of Gatol Enterprises, Inc., the General Partner of Crimson Group, LTD, has the power to vote and dispose of the common shares being registered on behalf of Crimson Group, LTD.
59 Includes 200,000 shares of common stock and warrants to acquire an additional 150,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
60 Includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
61 Includes 11,429 shares of common stock and warrants to acquire an additional 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
62 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Danny Remenda has the power to vote and dispose of the common shares being registered on behalf of Danich Investments Ltd.
63 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
64 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
65 Includes 3,000 shares of common stock and warrants to acquire an additional 2,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
66 Includes 21,955 shares of common stock and warrants to acquire an additional 10,978 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
67 Includes 11,429 shares of common stock and warrants to acquire an additional 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
68 Shares of Common Stock Owned Before the Offering includes 150,000 shares of common stock to be registered hereunder, 4,561,719 shares of common stock not being registered in this prospectus, and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tower serves as our Chief Executive Officer and a member of our board of directors.
69 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
70 Includes 21,429 shares of common stock and warrants to acquire an additional 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
71 Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Nick Demare, President, has the power to vote and dispose of the common shares being registered on behalf of DNG Capital Corp.
72 Includes 37,500 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
73 Includes 107,140 shares of common stock and warrants to acquire an additional 80,355 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
74 Includes 214,300 shares of common stock and warrants to acquire an additional 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 87,500 shares of common stock and warrants to acquire an additional 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering
75 Includes 2,250 shares of common stock and warrants to acquire an additional 1,125 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
76 Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
77 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
78 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

79 Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
80 Includes 15,555 shares of common stock and warrants to acquire an additional 7,778 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
81 Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
82 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
83 Includes 25,004 shares of common stock and warrants to acquire an additional 12,502 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Olivier Chaponnier, Director, has the power to vote and dispose of the common shares being registered on behalf of EPSILON Management LTD.
84 Includes 21,429 shares of common stock and warrants to acquire an additional 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
85 Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
86 Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Knuettel serves on our board of directors.
87 Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
88 Includes 25,000 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
89 Includes 28,500 shares of common stock and warrants to acquire an additional 21,375 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
90 Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
91 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
92 Includes 58,000 shares of common stock and warrants to acquire an additional 43,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
93 Includes 150,000 shares of common stock and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
94 Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
95 Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
96 Includes 500,000 shares of common stock issued to GEM Advisors in April, 2006.
97 Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
98 Includes 31,111 shares of common stock and warrants to acquire an additional 15,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
99 Includes 12,000 shares of common stock and warrants to acquire an additional 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
100 Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the eptember, 2006 private offering.

101 Includes 3,333,333 shares of common stock and warrants to acquire an additional 4,666,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Colleen Foster, managing director, has the power to vote and dispose of the common shares being registered on behalf of Goldman, Sachs & Co.
102 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
103 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
104 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
105 Includes 148,000 shares of common stock and warrants to acquire an additional 74,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
106 Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
107 Includes 11,250 shares of common stock and warrants to acquire an additional 5,625 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ronnie D. Hammonds has the power to vote and dispose of the common shares being registered on behalf of Hammonds Management Trust.
108 Includes 714,286 shares of common stock and warrants to acquire an additional 535,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
109 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
110 Includes 100,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
111 Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Allan Rothstein, managing member, has the power to vote and dispose of the common shares being registered on behalf of Hedge Capital Partners.
112 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,112 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Jeff Heimbuck, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Heimbuck Family Trust.
113 Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
114 Includes 88,888 shares of common stock and warrants to acquire an additional 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
115 Includes 350,000 shares of common stock and warrants to acquire an additional 262,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. P. Mast and E. Beck have the power to vote and dispose of the common shares being registered on behalf of Hypo Alpe-Adria-Bank.
116 Includes 214,300 shares of common stock and warrants to acquire an additional 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 87,500 shares of common stock and warrants to acquire an additional 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
117 Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
118 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
119 Includes 35,715 shares of common stock and warrants to acquire an additional 48,214 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes 17,500 shares of common stock and warrants to acquire an additional 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
120 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

121 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
122 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 17,500 shares of common stock and warrants to acquire an additional 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
123 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Werner Henzler has the power to vote and dispose of the common shares being registered on behalf of J. Barrett Developments Ltd.
124 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
125 Includes 22,857 shares of common stock and warrants to acquire an additional 17,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
126 Includes 22,000 shares of common stock and warrants to acquire an additional 11,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
127 Includes 42,857 shares of common stock and warrants to acquire an additional 32,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
128 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
129 Includes 85,714 shares of common stock and warrants to acquire an additional 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes 45,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
130 Includes 43,021 shares of common stock and warrants to acquire an additional 32,266 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
131 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
132 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
133 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Brian Carpenter, President, has the power to vote and dispose of the common shares being registered on behalf of JMC Investments, Ltd.
134 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
135 Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
136 Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
137 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
138 Includes 21,429 shares of common stock and warrants to acquire an additional 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 66,666 shares of common stock and warrants to acquire an additional 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
139 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
140 Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
141 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

142 Includes 21,429 shares of common stock and warrants to acquire an additional 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 31,110 shares of common stock and warrants to acquire an additional 15,555 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
143 Includes 6,667 shares of common stock and warrants to acquire an additional 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
144 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
145 Includes 160,700 shares of common stock and warrants to acquire an additional 120,525 shares of common stock at an exercise price of $1.00 per share, acquired in the April 1, 2006 offering. Includes 77,500 shares of common stock and warrants to acquire an additional 38,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
146 Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
147 Includes 15,000 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
148 Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
149 Includes 13,333 shares of common stock and warrants to acquire an additional 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
150 Includes 214,286 shares of common stock and warrants to acquire an additional 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. J B Rimeur has the power to vote and dispose of the common shares being registered on behalf of LA Hougue Financial Management Services Limited.
151 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerald Wittenberg has the power to vote and dispose of  the  shares being registered on behalf of Ladasa Investments, Inc.
152 Includes 6,667 shares of common stock and warrants to acquire an additional 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
153 Includes 30,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $1.00 per share
154 Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
155 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
156 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
157 Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
158 Includes 44,444 shares of common stock and warrants to acquire an additional 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
159 Includes 57,143 shares of common stock and warrants to acquire an additional 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
160 Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
161 Includes 107,143 shares of common stock and warrants to acquire an additional 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
162 Includes 107,143 shares of common stock and warrants to acquire an additional 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
163 Includes 14,000 shares of common stock and warrants to acquire an additional 7,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
164 Includes 14,286 shares of common stock and warrants to acquire an additional 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
165 Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
166 Includes 11,500 shares of common stock and warrants to acquire an additional 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

167 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
168 Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
169 Includes 80,000 shares of common stock and warrants to acquire an additional 40,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Montague Guild, Jr., CEO of Guild Investment Management, Inc., the General Partner of Meteoric L.P., has the power to vote and dispose of the common shares being registered on behalf of Meteoric L.P.
170 Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jason Gigliotti, President, has the power to vote and dispose of the common shares being registered on behalf of MGK Consulting, Inc.
171 Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
172 Includes 11,429 shares of common stock and warrants to acquire an additional 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
173 Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
174 Includes 11,100 shares of common stock and warrants to acquire an additional 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
175 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
176 Includes 214,286 shares of common stock and warrants to acquire an additional 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
177 Includes 25,000 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
178 Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.
179 Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 111,111 shares of common stock and warrants to acquire an additional 55,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Keith A. Goodman, Manager and General Partner, has the power to vote and dispose of the common shares being registered on behalf of Nite Capital LP.
180 Includes 114,286 shares of common stock and warrants to acquire an additional 85,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. David Craven has the power to vote and dispose of the common shares being registered on behalf of Nunziata Holdings Inc.
181 Includes 53,571 shares of common stock and warrants to acquire an additional 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Robyn Schreiber, President, has the power to vote and dispose of the common shares being registered on behalf of NYBOR Group Inc.
182 Includes 39,999 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
183 Includes 15,000 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $1.00 per share, acquired by Dennis Tower in the April, 2006 private offering and transferred to Pauline Tower.
184 Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Walter Dawson has the power to vote and dispose of the common shares being registered on behalf of Perfco Investments Ltd.
185 Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
186 Includes 714,286 shares of common stock and warrants to acquire an additional 535,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Dr. Rene Simon has the power to vote and dispose of the common shares being registered on behalf of Professional Trading Services SA.
187 Includes 57,143 shares of common stock and warrants to acquire an additional 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

188 Includes 11,500 shares of common stock and warrants to acquire an additional 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
189 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
190 Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
191 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
192 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
193 Includes 214,286 shares of common stock and warrants to acquire an additional 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
194 Includes 149,957 shares of common stock and warrants to acquire an additional 112,468 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
195 Includes 72,000 shares of common stock and warrants to acquire an additional 36,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
196 Includes 70,000 shares of common stock and warrants to acquire an additional 52,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
197 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
198 Includes 100,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
199 Includes 143,000 shares of common stock and warrants to acquire an additional 107,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
200 Includes 12,289 shares of common stock and warrants to acquire an additional 9,217 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
201 Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
202 Includes 40,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
203 Includes 60,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Anthony R. Danaher, the President of Guild Investment Management, Inc., the General Partner of Rosebury, L.P. has the power to vote and dispose of the common shares being registered on behalf of Rosebury, L.P.
204 Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
205 Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
206 Includes 357,143 shares of common stock and warrants to acquire an additional 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
207 Includes 14,290 shares of common stock and warrants to acquire an additional 10,718 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
208 Includes 123,215 shares of common stock and warrants to acquire an additional 70,938 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes a warrant to purchase 466,666 shares of common stock at an exercise price of $2.25 issued on September 8, 2006 and a warrant to purchase 6,567 shares of common stock at an exercise price of $2.25 issued on September 27, 2006, each of which was issued as consideration for services provided by Sanders Morris Harris Inc. in the September, 2006 private offering of our securities. Ben T. Morris has the power to vote and dispose of the common shares being registered on behalf of Sanders Morris Harris Inc.
209 Includes 544,140 shares of common stock and warrants to acquire an additional 408,105 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 171,405 shares of common stock and warrants to acquire an additional 85,703 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Institutional) L.P.

210 Includes 170,140 shares of common stock and warrants to acquire an additional 127,605 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 53,595 shares of common stock and warrants to acquire an additional 26,798 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund, L.P.
211 Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
212 Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd.
213 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
214 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
215 Includes 10,700 shares of common stock and warrants to acquire an additional 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Joseph Barnett has the power to vote and dispose of the common shares being registered on behalf of Sierra Madre Development, LLC.
216 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
217 Includes 142,860 shares of common stock and warrants to acquire an additional 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
218 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
219 Includes 171,429 shares of common stock and warrants to acquire an additional 128,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
220 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
221 Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
222 Includes 1,750,000 shares of common stock. Joseph F. Floccari has the power to vote and dispose of the common shares being registered on behalf of Strong Branch Ventures IV, LLC.
223 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
224 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
225 Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
226 Includes 71,428 shares of common stock and warrants to acquire an additional 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
227 Includes 37,500 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
228 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jim Brewster has the power to vote and dispose of the common shares being registered on behalf of the Brewster Family Trust.
229 Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
230 Includes 214,286 shares of common stock and warrants to acquire an additional 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

231 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
232 Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
233 Includes 7,143 shares of common stock and warrants to acquire an additional 5,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
234 Includes 1,266,667 shares of common stock and warrants to acquire an additional 633,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors - Global Resources Fund.
235 Includes 214,286 shares of common stock and warrants to acquire an additional 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Peter M. Brown, President, has the power to vote and dispose of the common shares being registered on behalf of V Maclachlan Investments Corp.
236 Includes 70,600 shares of common stock and warrants to acquire an additional 35,300 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
237 Includes 16,000 shares of common stock and warrants to acquire an additional 8,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Also includes 85,714 shares of common stock and warrants to acquire an additional 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
238 Includes 72,000 shares of common stock to be registered hereunder, 3,205,212 shares of common stock not being registered in this prospectus, and warrants to acquire an additional 54,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Bosché serves as our Chief Financial Officer.
239 Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
240 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
241 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
242 Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Evan Schemenauer, CFO, has the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited.
243 Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
244 Includes 36,000 shares of common stock and warrants to acquire an additional 27,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
245 Includes 12,000 shares of common stock and warrants to acquire an additional 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
246 Includes 285,697 shares of common stock and warrants to acquire an additional 214,273 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
247 Includes 11,100 shares of common stock and warrants to acquire an additional 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
248 Includes 714,285 shares of common stock and warrants to acquire an additional 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Younes Nazarian has the power to vote and dispose of the common shares being registered on behalf of Y&S Nazarian Revocable Trust.
249 Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
250 Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Gary E. Mintz, General Partner, has the power to vote and dispose of the common shares being registered on behalf of Yellowstone Limited Partnership.
251 Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Meridian Global Energy & Resources Fund.

252 Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

Warrants

The following table sets forth information about the number of shares of common stock underlying the warrants which are beneficially owned by each selling stockholder and which may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon information provided to us by the selling stockholders, as well as our books and records, including our warrant ledger, as of December 12, 2006. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their warrants since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will exercise or sell the warrants that will be held by the selling stockholders upon termination of this offering because the selling stockholders may sell or exercise their warrants, in whole or in part, under the offering contemplated by this prospectus. The total number of shares underlying warrants that may be sold hereunder will not exceed the shares of common stock underlying warrants listed in the table below. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, 18 of the selling stockholders are broker-dealers and 8 of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our warrants in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related warrants.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock underlying the warrants beneficially owned by such stockholder before this offering. The warrants owned for the purposes of this table are those that are beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any warrants as to which a person has sole or shared voting power or investment power and any warrants which the person has the right to acquire within 60 days through the conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the stockholders listed in the table below acquired their warrants in the private offerings of our securities in April, 2006 and September, 2006. The percentage of common stock underlying outstanding warrants is based upon a total of 20,693,127 shares of common stock underlying outstanding warrants. We have assumed all warrants reflected in the following table will be exercised or sold from time to time by the selling stockholders. Because the selling stockholders may offer all of their warrants, in whole or in part, listed in the table below, no estimate can be given as to the number of shares of common stock underlying warrants that will be held by the selling stockholders upon the termination of any sales of their warrants.

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
0702119 BC Ltd.[1]	562,500	562,500	—	—
1087741 Alberta Ltd.[2]	34,286	34,286	—	—
719906 BC Ltd.[3]	107,143	107,143	—	—
Adam S. Gottbetter[4]	53,572	53,572	—	—
A.H. Investments[5]	7,500	7,500	—	—
AK Asset Management[6]	112,501	112,501	—	—
Alec Morrison & Sandra Morrison[7]	33,333	33,333	—	—
Alfred Ricciardi[8]	5,556	5,556	—	—
All Seasons Consulting Inc.[9]	21,428	21,428	—	—
Alvin L. Gray[10]	44,400	44,400	—	—
Andrew A. Schatte[11]	6,667	6,667	—	—
Andrew Goodacre[12]	26,786	26,786	—	—
Anke Zenze[13]	26,223	26,223	—	—
Anthony Bobulinski[14]	53,572	53,572	—	—
Arn E. Schoch[15]	53,555	53,555	—	—
Atlantis Software Company Employee Profit Sharing Plan16‡	21,428	21,428	—	—
Centrum Bank AG17	803,571	803,571	—	—
Avtar Dhillon[18]	26,786	26,786	—	—
Baradaran Revocable Trust, Sharyar Baradaran Trustee[19]	267,857	267,857	—	—
Barry Davis[20]	107,143	107,143	—	—
Barry Tucker[21]	26,786	26,786	—	—
Ben T. Morris[22]†	57,678	57,678	—	—
Bentley N. Kerfoot[23]	34,667	34,667	—	—
Bernard Bonertz[24]	10,715	10,715	—	—
Besser Kapital Fund LTD[25]	25,004	25,004	—	—
Bifrost Fund LP26	75,000	75,000	—	—
Bill Haak and Johnnie S Haak[27]	32,386	32,386	—	—
Blake Selig[28]	22,500	22,500	—	—
BMO Nesbitt Burns I/T/F Balanced Natural Resource Fund[29]	22,222	22,222	—	—
Bonner S. Ball[30]	25,000	25,000	—	—
Brad Deason[31]†	12,500	12,500	—	—
Brad Gabel[32]	26,786	26,786	—	—
Brede C. Klefos[33]†	37,500	37,500	—	—
Brian Hicks[34]	53,572	53,572	—	—
Brian Kuhn[35]	112,500	112,500	—	—
Bruce C. Gibbs and Lou Ann Gibbs[36]	30,000	30,000	—	—
Bruce Nurse[37]	76,250	76,250	—	—
Bruce R. McMaken[38]	29,286	29,286	—	—
Brunella Jacs LLC[39]	107,145	107,145	—	—
CamCap Energy Offshore Master Fund, L.P.[40]	390,000	390,000	—	—
CamCap Resources Offshore Master Fund, L.P.[41]	210,000	210,000	—	—

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Carl Pipes[42]	12,500	12,500	—	—
Carmen Lanza[43]	26,791	26,791	—	—
Carol C. Barbour[44]	12,500	12,500	—	—
Carter D. Pope[45]	25,000	25,000	—	—
Champion Construction Consultants, Inc.[46]	8,025	8,025	—	—
Charbonneau Limited Partnership[47]	26,786	26,786	—	—
Chester R. Cloudt[48]	21,428	21,428	—	—
Chester R. Cloudt, Jr.[49]	10,715	10,715	—	—
Chestnut Ridge Partners, L.P.[50]	66,667	66,667	—	—
Choregus Master Trust, Plan I, Money Purchase[51]	12,750	12,750	—	—
Choregus Master Trust, Plan II, Profit Sharing[52]	12,750	12,750	—	—
Christine M. Sanders[53]	7,500	7,500	—	—
Christopher Neal Todd[54]	5,556	5,556	—	—
Christopher Powell[55]	2,678	2,678	—	—
Craig Taylor[56]	10,715	10,715	—	—
Cranshire Capital, L.P.[57]	425,000	425,000	—	—
Crimson Group, LTD[58]	7,775	7,775	—	—
Curtis Conway[59]	150,000	150,000	—	—
Curtis E. Smith and Mary H. Cummins Trust[60]	17,500	17,500	—	—
Dan Mechis[61]	8,572	8,572	—	—
Danich Investments Ltd.[62]	26,786	26,786	—	—
David A Melman[63]	37,500	37,500	—	—
David B. Steffan, Jr.[64]	10,715	10,715	—	—
David B. Steffan, Sr.[65]	2,250	2,250	—	—
David Jensen[66]	10,978	10,978	—	—
David Malm[67]	8,572	8,572	—	—
Dennis B. Tower[68]	112,500	112,500	—	—
Dennis Bleackley[69]	26,786	26,786	—	—
Dennis H. Lundy[70]	16,072	16,072	—	—
DNG Capital Corp.[71]	21,428	21,428	—	—
Don Sanders and Tanya Drury TTEES FBO[72]	18,750	18,750	—	—
Don Weir and Julie Ellen Weir[73]‡	97,855	97,855	—	—
Donald V Weir TTEE Sanders 1998 Children's Trust DTD 12/01/97[74]‡	204,475	204,475	—	—
Douglas Patterson[75]	1,125	1,125	—	—
Dr. William Grose Agency[76]	8,889	8,889	—	—
Earl Fawcett[77]	26,786	26,786	—	—
Edmund H. Melhado[78]	25,000	25,000	—	—
Edward Antonsen[79]	34,286	34,286	—	—
Edward C. Kash[80]	7,778	7,778	—	—
Edwin Freedman[81]	78,569	78,569	—	—
Emily H. Todd[82]	5,556	5,556	—	—
EPSILON Management LTD.[83]	12,502	12,502	—	—
Evonne Whelan[84]	16,072	16,072	—	—
Ewan Downie[85]	34,286	34,286	—	—
Francis P. Knuettel TTEE Francis P Knuettel Rev LVG TR UA DTD 3/7/03[86]	53,572	53,572	—	—
Frank J. Metyko, Jr. and Mark J. Metyko and Kurt F. Metyko TTEES Frank J. Metyko Residuary Trust DTD 10/08/84[87]	8,889	8,889	—	—

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Frank Knuettel II Trustee The Knuettel Family Trust[88]	18,750	18,750	—	—
Frank Knuettel, II89	21,375	21,375	—	—
Fred Hagans[90]	58,569	58,569	—	—
Friedrich Brenckman[91]	25,000	25,000	—	—
G. Marie Smith[92]	5,000	5,000	—	—
Gary E. Mintz[93]	112,500	112,500	—	—
Gary Friedland[94]	6,250	6,250	—	—
Gary Maynard[95]	11,250	11,250	—	—
George L. Ball[96]†	71,069	71,069	—	—
Georges Antoun and Martha Antoun[97]	15,556	15,556	—	—
Gerald K. Bogen[98]	6,000	6,000	—	—
Gloria D. Kelley[99]	6,250	6,250	—	—
Goldman, Sachs & Co.100†	4,666,667	4,666,667	—	—
Grant E Sims and Patricia Sims101	12,500	12,500	—	—
Gregg Sedun102	107,143	107,143	—	—
Gregory Selig Lewis103	26,786	26,786	—	—
H. Alan Dill104	74,000	74,000	—	—
H. Ben Taub105	15,000	15,000	—	—
Hammonds Management Trust106	5,625	5,625	—	—
Harry Edelson107	535,715	535,715	—	—
Harry Gabel108	26,786	26,786	—	—
Hayden McIlroy109	87,500	87,500	—	—
Hedge Capital Partners LLC110	53,572	53,572	—	—
Heimbuck Family Trust DTD 8/13/85111	43,056	43,056	—	—
Herbert Lippin112	7,500	7,500	—	—
Hyman Gildenhorn and Vivian Gildenhorn113	44,444	44,444	—	—
Hypo Alpe-Adria-Bank114	262,500	262,500	—	—
Don A. Sanders115†	204,475	204,475	—	—
Don S. Cook116	8,889	8,889	—	—
Erik Klefos117†	37,500	37,500	—	—
Humbert B. Powell118†	56,964	56,964	—	—
Lewis S. Rosen Pershing119	5,556	5,556	—	—
Scott M. Marshall120	37,500	37,500	—	—
William W. Sprague121‡	35,536	35,536	—	—
J. Barrett Developments, Ltd.122	10,715	10,715	—	—
Jack Coldwell123	26,786	26,786	—	—
Jack Sheng124	17,143	17,143	—	—
James T. Dilella Trust125	11,000	11,000	—	—
Jamie Gilkison126	32,143	32,143	—	—
Jan Bartholomew127†	5,556	5,556	—	—
Jan Rask128	86,786	86,786	—	—
Jason M. Rimland129	32,266	32,266	—	—
Jeffrey Scott130	107,143	107,143	—	—
Jerry F. and Nina L. Christopherson131	26,786	26,786	—	—
JMC Investments Ltd.132	26,786	26,786	—	—
Joe & Iola Bots133	26,786	26,786	—	—
Joel Stuart134	6,250	6,250	—	—
John A. Cary135	10,000	10,000	—	—

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
John H. Malanga and Jodi F. Malanga, JT Ten Malanga136†	31,786	31,786	—	—
John M. Martineck137	49,405	49,405	—	—
John N. Spiliotis138	5,556	5,556	—	—
John Seaman139	34,286	34,286	—	—
John W. Lodge, III140	11,111	11,111	—	—
Joseph Benjamin Johnson141	31,627	31,627	—	—
Judy Kay Hunnemuller142	3,334	3,334	—	—
Karl Antonius143	26,786	26,786	—	—
Katherine U. Sanders144‡	159,275	159,275	—	—
Kenneth R. Hartley Jr.145	11,250	11,250	—	—
Kenneth S. Goodwin146	11,250	11,250	—	—
Kevin Shugars, Lori Shugars147	11,250	11,250	—	—
Knox Family Partnership, Lee M. Knox General Partner148	6,667	6,667	—	—
LA Hougue Financial Management Services Limited149	160,715	160,715	—	—
Ladasa Investments Inc.150	107,143	107,143	—	—
Larry Hunnemuller151	3,334	3,334	—	—
Lenny Olim152	22,500	22,500	—	—
Leon Frenkel153	75,000	75,000	—	—
Leonard C. Atkins154	12,500	12,500	—	—
Lisa Dawn Weir155	12,500	12,500	—	—
Louis Gleckel156	6,250	6,250	—	—
Louis Zehil157	22,222	22,222	—	—
M. Paul Tompkins158	42,857	42,857	—	—
M. St. John Dinsmore159	12,500	12,500	—	—
Mark Emalfarb Custodian for Hailey Emalfarb160	80,357	80,357	—	—
Mark Emalfarb Guardian for Ashley Emalfarb161	80,357	80,357	—	—
Mark Leszczynski162	7,000	7,000	—	—
Mark Rousselot163	10,715	10,715	—	—
Mary Harris Cooper164	8,889	8,889	—	—
Matthew D. Myers165	5,750	5,750	—	—
Max and Judy Poll Rev Trust166	11,111	11,111	—	—
Melton Pipes167	7,500	7,500	—	—
Meteoric L.P.168	40,000	40,000	—	—
MGK Consulting Inc.169	34,286	34,286	—	—
Michael J. Gaido, Jr.170	16,667	16,667	—	—
Michael John Fanti171	8,572	8,572	—	—
Michael S. Chadwick172†	33,036	33,036	—	—
Morton J. Weisberg173	5,550	5,550	—	—
Mosby Lindsay Simmons III174	37,500	37,500	—	—
Nadine C. Smith175	160,715	160,715	—	—
Natalie Dull176	18,750	18,750	—	—
Nina Holdings, LLC177‡	214,286	214,286	—	—
Nite Capital LP178	269,842	269,842	—	—
Nunziata Holdings Inc.179	85,715	85,715	—	—
NYBOR Group Inc.180	40,178	40,178	—	—
Paula L. Santoski181	20,000	20,000	—	—
Pauline Tower182	11,250	11,250	—	—
Perfco Investments Ltd.183	107,143	107,143	—	—

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
Philip M. Garner and Carol P. Garner184	20,000	20,000	—	—
Professional Trading Services SA185	535,715	535,715	—	—
Randall W. Tower186	42,857	42,857	—	—
Richard Lippin187	5,750	5,750	—	—
Richard Macdermott188	26,786	26,786	—	—
Richard W. Hodgman189	11,250	11,250	—	—
Rick Berry190‡	5,556	5,556	—	—
RJS JR/PLS 1992 Trust FBO Robert J Santoski Jr, Paula Santoski TTEE191	5,556	5,556	—	—
Rob Anderson192†	160,715	160,715	—	—
Robert Burschik193	112,468	112,468	—	—
Robert F. Ruth Jr.194	36,000	36,000	—	—
Robert J. Gonzales195	52,500	52,500	—	—
Robert Pedlow196	37,500	37,500	—	—
Robert Sarcher197	75,000	75,000	—	—
Robert Schiesser198†	107,250	107,250	—	—
Robert W. Bomengen199	9,217	9,217	—	—
Robert Wilensky200	5,000	5,000	—	—
Rose Anna Marshall201	30,000	30,000	—	—
Rosebury, L.P.202	30,000	30,000	—	—
Roy Alan Price203	10,000	10,000	—	—
Rune Medhus & Elisa Medhus204†	61,069	61,069	—	—
Sam Belzberg205	267,857	267,857	—	—
Samuel Ginzburg206	10,718	10,718	—	—
Sanders Morris Harris Inc.207†	544,216	544,216	—	—
Sanders Opportunity Fund (Institutional) L.P.208†	493,808	493,808	—	—
Sanders Opportunity Fund, L.P.209†	154,403	154,403	—	—
Sandra L. Acosta210	21,428	21,428	—	—
Sanovest Holdings Ltd.211	214,286	214,286	—	—
Scott Rapfogel212	37,500	37,500	—	—
Leticia Turullos213	5,556	5,556	—	—
Sierra Madre Development, LLC214	8,025	8,025	—	—
Simonson, Lawrence R. TTEE of the Lawrence R. Simonson Revocable Trust U/T/A 12/18/02215	26,786	26,786	—	—
Stanley Katz216	107,145	107,145	—	—
Samantha Leigh Santoski217	5,556	5,556	—	—
Stephen Hanson218	128,572	128,572	—	—
Steve Perry219	26,786	26,786	—	—
Steven R. Hall220	7,500	7,500	—	—
Sue M. Harris Separate Property221	11,111	11,111	—	—
Sue Minton Harris TTEE Pinkye Lou Blair Estate Tr u/w Dtd 6/15/91222	11,111	11,111	—	—
Susan S. Lehrer223	5,556	5,556	—	—
T. Scott O'Keefe224	66,071	66,071	—	—
Tanya J. Drury225	18,750	18,750	—	—
The Brewster Family Trust226	26,786	26,786	—	—
Thomas Asarch and Barbara Asarch Ten Com227	43,056	43,056	—	—
Thomas E. Fish228	160,715	160,715	—	—
Titus Harris, Jr.229‡	11,111	11,111	—	—
Tom Juda and Nancy Juda Co-Trustees Tom Juda and Nancy Juda Living Trust DTD 5/3/95230	53,569	53,569	—	—
Tom Steffan231	5,357	5,357	—	—

	Shares Underlying Warrants for Common Stock Owned Before the Offering	Shares Underlying Warrants for Common Stock Being Offered	Warrants for Common Stock Owned Upon Completion of the Offering (a)	Percentage of Common Stock Outstanding Upon Completion of Offering
US Global Investors- Global Resources Fund232	633,334	633,334	—	—
V MacLachlan Investments Corp.233‡	160,715	160,715	—	—
Vicki T. Ruth234	35,300	35,300	—	—
Vincent Vazquez235	72,286	72,286	—	—
W. Kirk Bosché 236	54,000	54,000	—	—
Wayne C. Fox237	5,000	5,000	—	—
Wayne Hucik238	26,786	26,786	—	—
Weitzman Living Trust239	25,000	25,000	—	—
Whalehaven Capital Fund Limited240	66,667	66,667	—	—
William E. Grose241	8,889	8,889	—	—
William F. Burkart242	27,000	27,000	—	—
William L. Benson243	6,000	6,000	—	—
William Lowe244	214,273	214,273	—	—
William Sockman245	5,550	5,550	—	—
Y&S Nazarian Revocable Trust246	535,714	535,714	—	—
Yarek Bartosz247	26,786	26,786	—	—
Yellowstone Limited Partnership248	25,000	25,000	—	—
Meridian Global Energy & Resources Fund LT249	11,111	11,111	—	—
E. Paul Jansen250	2,500	2,500	—	—

† The selling stockholder is a broker-dealer.
‡ The selling stockholder is an affiliate of a broker-dealer.
*  Less than 1.0%.

(a)	Assumes all of the warrants to be registered on this registration statement are sold in the offering by the selling stockholders.

1 Includes warrants to acquire 562,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Korzenowski has the power to vote and dispose of the common shares being registered on behalf of 0702119 BC Ltd.
2 Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Wade McBain has the power to vote and dispose of the common shares being registered on behalf of 1087741 Alberta Ltd.
3 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom Kusumoto has the power to vote and dispose of the common shares being registered on behalf of 719906 BC Ltd.
4 Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
5 Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Bennett Altarman, President of A.H. Investments, has the power to vote and dispose of the common shares being registered on behalf of A.H. Investments.
6 Includes warrants to acquire 112,501 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Kolbinger has the power to vote and dispose of the common shares being registered on behalf of AK Asset Management.
7 Includes warrants to acquire 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
8 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
9 Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Negar Towfigh, President of All Seasons Consulting, Inc. has the power to vote and dispose of the common shares being registered on behalf of All Seasons Consulting, Inc.
10 Includes warrants to acquire 44,400 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
11 Includes warrants to acquire 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
12 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
13 Includes warrants to acquire 26,223 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
14 Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
15 Includes warrants to acquire 53,555 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
16 Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Rune Medhus has the power to vote and dispose of the common shares being registered on behalf of Atlantis Software Company Employee Profit Sharing Plan.
17 Includes warrants to acquire 803,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerhard Roosli has the power to vote and dispose of the common shares being registered on behalf of Centrum Bank AG.
18 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
19 Includes warrants to acquire 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
20 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
21 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
22 Includes warrants to acquire 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.
23 Includes warrants to acquire 34,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
24 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

25 Includes warrants to acquire 25,004 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Oliver Chaponnier and M. Montanari have the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund LTD.
26 Includes warrants to acquire 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Peter Trapp, founding member of Bifrost Fund LP, has the power to vote and dispose of the common shares being registered on behalf of Bifrost Fund LP.
27 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,600 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.
28 Includes warrants to acquire 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
29 Includes warrants to acquire 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Balanced Natural Resource Fund.
30 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
31 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
32 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
33 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
34 Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
35 Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
36 Includes warrants to acquire 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
37 Includes warrants to acquire 56,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
38 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
39 Includes warrants to acquire 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs LLC.
40 Includes warrants to acquire 390,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Energy Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Energy Offshore Master Fund, L.P.
41 Includes warrants to acquire 210,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Resources Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Resources Offshore Master Fund, L.P.
42 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
43 Includes warrants to acquire 26,791 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
44 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
45 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
46 Includes warrants to acquire 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Huel has the power to vote and dispose of the common shares being registered on behalf of Champion Construction Consultants, Inc.

47 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. A.J. Charbonneau and D. Davidson have the power to vote and dispose of the common shares being registered on behalf of Charbonneau Limited Partnership.
48 Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
49 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
50 Includes warrants to acquire 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Kenneth Holz has the power to vote and dispose of the common shares being registered on behalf of Chestnut Ridge Partners, L.P.
51 Includes warrants to acquire 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan I, Money Purchase.
52 Includes warrants to acquire 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan II, Profit Sharing.
53 Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
54 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
55 Includes warrants to acquire 2,678 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
56 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
57 Includes warrants to acquire 375,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 50,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has the power to vote and dispose of the common shares being registered on behalf of Cranshire Capital, L.P.
58 Includes warrants to acquire 7,775 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. C. Dean Patrineu, President of Gatol Enterprises, Inc., the General Partner of Crimson Group, LTD, has the power to vote and dispose of the common shares being registered on behalf of Crimson Group, LTD.
59 Includes warrants to acquire 150,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
60 Includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
61 Includes warrants to acquire 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
62 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Danny Remenda has the power to vote and dispose of the common shares being registered on behalf of Danich Investments Ltd.
63 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
64 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
65 Includes warrants to acquire 2,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
66 Includes warrants to acquire 10,978 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
67 Includes warrants to acquire 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
68 Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tower serves as our Chief Executive Officer and a member of our board of directors.

69 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
70 Includes warrants to acquire 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
71 Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Nick Demare, President, has the power to vote and dispose of the common shares being registered on behalf of DNG Capital Corp.
72 Includes warrants to acquire 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
73 Includes warrants to acquire 80,355 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
74 Includes warrants to acquire 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
75 Includes warrants to acquire 1,125 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
76 Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
77 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
78 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
79 Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
80 Includes warrants to acquire 7,778 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
81 Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
82 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
83 Includes warrants to acquire 12,502 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Olivier Chaponnier, Director, has the power to vote and dispose of the common shares being registered on behalf of EPSILON Management LTD.
84 Includes warrants to acquire 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
85 Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
86 Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Knuettel serves on our board of directors.
87 Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
88 Includes warrants to acquire 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
89 Includes warrants to acquire 21,375 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
90 Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
91 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

92 Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
93 Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
94 Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
95 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
96 Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
97 Includes warrants to acquire 15,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
98 Includes warrants to acquire 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
99 Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
100 Includes warrants to acquire 4,666,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.  Colleen Foster, managing director, has the power to vote and dispose of the common shares being registered on behalf of Goldman, Sachs & Co.
101 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
102 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
103 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
104 Includes warrants to acquire 74,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
105 Includes warrants to acquire 15,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
106 Includes warrants to acquire 5,625 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ronnie D. Hammonds has the power to vote and dispose of the common shares being registered on behalf of Hammonds Management Trust.
107 Includes warrants to acquire 535,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
108 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
109 Includes warrants to acquire 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
110 Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Allan Rothstein, managing member, has the power to vote and dispose of the common shares being registered on behalf of Hedge Capital Partners.
111 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Jeff Heimbuck, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Heimbuck Family Trust.
112 Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
113 Includes warrants to acquire 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
114 Includes warrants to acquire 262,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. P. Mast and E. Beck have the power to vote and dispose of the common shares being registered on behalf of Hypo Alpe-Adria-Bank.
115 Includes warrants to acquire 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

116 Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
117 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
118 Includes warrants to acquire 48,214 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
119 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
120 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
121 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
122 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Werner Henzler has the power to vote and dispose of the common shares being registered on behalf of J. Barrett Developments Ltd.
123 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
124 Includes warrants to acquire 17,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
125 Includes warrants to acquire 11,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
126 Includes warrants to acquire 32,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
127 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
128 Includes warrants to acquire 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes warrants to acquire 22,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
129 Includes warrants to acquire 32,266 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
130 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
131 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
132 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Brian Carpenter, President, has the power to vote and dispose of the common shares being registered on behalf of JMC Investments, Ltd.
133 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
134 Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
135 Includes warrants to acquire 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
136 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
137 Includes warrants to acquire 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

138 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
139 Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
140 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
141 Includes warrants to acquire 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 15,555 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
142 Includes warrants to acquire 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
143 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
144 Includes warrants to acquire 120,525 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes warrants to acquire 38,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
145 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
146 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
147 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
148 Includes warrants to acquire 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
149 Includes warrants to acquire 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. J B Rimeur has the power to vote and dispose of the common shares being registered on behalf of LA Hougue Financial Management Services Limited.
150 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerald Wittenberg has the power to vote and dispose of  the  common shares being registered on behalf of Ladasa Investments, Inc.
151 Includes warrants to acquire 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
152 Includes warrants to acquire 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
153 Includes warrants to acquire 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
154 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
155 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
156 Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
157 Includes warrants to acquire 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
158 Includes warrants to acquire 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
159 Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
160 Includes warrants to acquire 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
161 Includes warrants to acquire 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
162 Includes warrants to acquire 7,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
163 Includes warrants to acquire 10,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

164 Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
165 Includes warrants to acquire 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
166 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
167 Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
168 Includes warrants to acquire 40,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Montague Guild, Jr., CEO of Guild Investment Management, Inc., the General Partner of Meteoric L.P. has the power to vote and dispose of the common shares being registered on behalf of Meteoric L.P.
169 Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jason Gigliotti has the power to vote and dispose of  the  common shares being registered on behalf of MGK Consulting, Inc.
170 Includes warrants to acquire 16,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
171Includes warrants to acquire 8,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
172 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
173 Includes warrants to acquire 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
174 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
175 Includes warrants to acquire 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
176 Includes warrants to acquire 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
177 Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.
178 Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 55,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Keith A. Goodman, Manager and General Partner, has the power to vote and dispose of the common shares being registered on behalf of Nite Capital LP.
179 Includes warrants to acquire 85,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. David Craven has the power to vote and dispose of the common shares being registered on behalf of Nunziata Holdings Inc.
180 Includes warrants to acquire 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Robyn Schreiber, President, has the power to vote and dispose of the common shares being registered on behalf of NYBOR Group Inc.
181 Includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
182 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $1.00 per share, acquired by Dennis Tower in the April, 2006 private offering and transferred to Pauline Tower.
183 Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Walter Dawson has the power to vote and dispose of the common shares being registered on behalf of Perfco Investments Ltd.
184 Includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
185 Includes warrants to acquire 535,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Dr. Rene Simon has the power to vote and dispose of the common shares being registered on behalf of Professional Trading Services SA.

186 Includes warrants to acquire 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
187 Includes warrants to acquire 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
188 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
189 Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
190 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
191 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
192 Includes warrants to acquire 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
193 Includes warrants to acquire 112,468 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
194 Includes warrants to acquire 36,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
195 Includes warrants to acquire 52,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
196 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
197 Includes warrants to acquire 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
198 Includes warrants to acquire 107,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
199 Includes warrants to acquire 9,217 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
200 Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
201 Includes warrants to acquire 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
202 Includes warrants to acquire 30,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Anthony R. Danaher, the President of Guild Investment Management, Inc., the General Partner of Rosebury, L.P. has the power to vote and dispose of the common shares being registered on behalf of Rosebury, L.P.
203 Includes warrants to acquire 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
204 Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
205 Includes warrants to acquire 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
206 Includes warrants to acquire 10,718 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
207 Includes warrants to acquire 70,983 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes a warrant to purchase 466,666 shares of common stock at an exercise price of $2.25 issued on September 8, 2006 and a warrant to purchase 6,567 shares of common stock at an exercise price of $2.25 issued on September 27, 2006, each of which was issued as consideration for services provided by Sanders Morris Harris Inc. in the September, 2006 private offering of our securities. Ben T. Morris has the power to vote and dispose of the common shares being registered on behalf of Sanders Morris Harris Inc.
208 Includes warrants to acquire 408,105 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 85,703 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

209 Includes warrants to acquire 127,605 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 26,798 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Institutional) L.P.
210 Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
211 Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd.
212 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
213 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
214 Includes warrants to acquire 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Joseph Barnett has the power to vote and dispose of the common shares being registered on behalf of Sierra Madre Development, LLC.
215 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
216 Includes warrants to acquire 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
217 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
218 Includes warrants to acquire 128,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
219 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
220 Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
221 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
222 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
223 Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
224 Includes warrants to acquire 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
225 Includes warrants to acquire 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
226 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jim Brewster has the power to vote and dispose of the common shares being registered on behalf of the Brewster Family Trust.
227 Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
228 Includes warrants to acquire 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
229 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
230 Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
231 Includes warrants to acquire 5,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

232 Includes warrants to acquire 633,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors - Global Resources Fund.
233 Includes warrants to acquire 160,715 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Peter M. Brown, President, has the power to vote and dispose of the common shares being registered on behalf of V Maclachlan Investments Corp.
234 Includes warrants to acquire 35,300 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
235 Includes warrants to acquire 8,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Also includes warrants to acquire 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
236 Includes warrants to acquire 54,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Bosché serves as our Chief Financial Officer.
237 Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
238 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
239 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
240 Includes warrants to acquire 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Evan Schemenauer, CFO, has the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited.
241 Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
242 Includes warrants to acquire 27,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
243 Includes warrants to acquire 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
244 Includes warrants to acquire 214,273 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
245 Includes warrants to acquire 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
246 Includes warrants to acquire 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Younes Nazarian has the power to vote and dispose of the common shares being registered on behalf of Y&S Nazarian Revocable Trust.
247 Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.
248 Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Gary E. Mintz, General Partner, has the power to vote and dispose of the common shares being registered on behalf of Yellowstone Limited Partnership.
249 Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.
250 Includes warrants to acquire 2,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Meridian Global Energy & Resources Fund.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock or warrants under this prospectus. We will receive approximately $35,867,661 from the selling stockholders if they exercise their warrants in full. The selling stockholders who hold warrants may exercise their warrants at any time until their expiration, as further described in the “Description of Securities.” Because the warrant holders may sell the warrants or exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses in connection with the registration of the common stock and warrants being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares and warrants, and such sales may be made at prevailing market prices, or at privately negotiated prices.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “FTRS.OB” since December 23, 2004, but has only been actively traded since April 7, 2006. The following table shows, for the periods indicated since April 7, 2006, the high and low closing sales prices of our common stock:

	HIGH	LOW
FISCAL YEAR 2006
Second Quarter (from April 7, 2006)	$4.16	$1.67
Third Quarter	$3.88	$2.08
Fourth Quarter (through December 12, 2006)	$2.41	$1.15

As of December 12, 2006, there were 60,281,253 shares of our common stock issued and outstanding.

As of December 12, 2006, there were approximately 320 holders of record of shares of our common stock.

Equity Compensation Plan

Securities authorized for issuance under equity compensation plans as of December 12, 2006 are as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,690,000	$1.57	310,000
Equity compensation plans not approved by security holders	—	—	—
Total	1,690,000	$1.57	310,000

Equity compensation plans approved by our stockholders include our 2006 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. The shares of common stock underlying awards granted under the 2006 Equity Incentive Plan include options to acquire 1,690,000 shares of common stock. Options granted under the 2006 Equity Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant. The board of directors will determine the period of time during which an option may be exercised, except that no option may be exercised more than ten years after the date of grant.

DIVIDEND POLICY

We have never declared or paid dividends on shares of our common stock and we intend to retain future earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

MANAGEMENT’S PLAN OF OPERATION

A discussion of our past financial results is not pertinent to the business plan of the Company on a going forward basis, as the result of the change in our business and operations from a pre-exploration stage company early in 2006 to a company engaged in the acquisition, exploration and development of oil and natural gas properties following the merger with Foothills California and the TARH Acquisition.

Our cash balance as of September 30, 2006 was $10.7 million, representing net proceeds received from the private placements of our securities in April and September, 2006, less amounts expended to date for (i) capital expenditures, (ii) general operating expenses, and (iii) our acquisition of properties from TARH E&P Holdings, L.P. in September, 2006. This amount, together with anticipated cash flows from operations, is expected to be sufficient to conduct our planned activities during the next 12 months.

The following describes our current business plan, including a summary of planned acquisition, exploration and development opportunities, our ability to satisfy our cash requirements, and our need to raise additional funds over the next year.

•
We have fulfilled our obligations under Phase I of the Eel River Project, in which we had an obligation to pay 100% of the costs of drilling two wells, acquiring additional leasehold acres, and certain other activities. We have also initiated a leasing program to significantly expand the joint venture’s leasehold position in the basin. We plan to proceed to Phase II, in which we will have an obligation to pay 100% of the costs of drilling another well to be commenced by the end of 2006 and of conducting a 3D seismic survey covering not less than 15 square miles. Subject to the completion of permitting and regulatory requirements, we expect to conduct the 3D seismic survey in the fall of 2006 and to commence the drilling of the Phase II well in late 2006 or early 2007. Our financial resources are expected to be adequate to complete the Phase II activities.

•
Following the acquisition of properties from TARH E&P Holdings, Inc., we have been applying our technical expertise to recompletions, workovers, and other operations at the four fields acquired. We have also begun planning and permitting for a 3D seismic survey at the Goose Creek and Goose Creek East oil fields, which is expected to provide a much more accurate mapping of the reservoirs and lead to the identification of undeveloped opportunities and deeper oil and gas prospects at the fields. We plan to conduct development and exploration drilling, and to evaluate the technical and economic viability of improved recovery operations, such as water floods.

•
On the Anadarko Project, TeTra Ex., Inc. (owned by John Moran, our President) has reprocessed the 3D data and completed preliminary geological and geophysical interpretations of that data. We plan to acquire TeTra’s rights to the data and finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies, who will be able to earn interests in the leases by paying some or all of the costs of drilling one or more exploratory wells on the prospects. Our financial resources are expected to be adequate to conduct these activities.

•
We plan to continue to evaluate exploration and development opportunities and appropriate acquisitions. If we successfully complete acquisitions, such acquisitions may provide additional cash flow which may allow us to expand our activities and capabilities, and advance exploration and development opportunities.

•
We expect an increase in general and administrative expenses to approximately $250,000 per month in 2007. We expect to expand our staff to thirteen employees with additions in the areas of geoscience, engineering and accounting.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Hedging Transactions

In connection with our credit facility with J. Aron & Company, we are contractually obligated to enter into hedging contracts with the purpose and effect of fixing oil and natural gas prices on no less than 80% of projected oil and gas production from our proved developed producing oil and gas reserves. To fulfill our hedging obligation, we have entered into swap agreements with J. Aron & Company. We have entered into the swaps with J. Aron & Company to hedge the price risks associated with a portion of our anticipated future oil and gas production through September 30, 2010, mitigating a portion of our exposure to adverse market changes and allowing us to predict with greater certainty the effective oil and natural gas prices to be received for our hedged production. Our swap agreements have not been entered into for trading purposes and we have the ability and intent to hold these instruments to maturity. J. Aron & Company, the counterparty to the swap agreements, is also our lender under a credit facility. We believe that the terms of the swap agreements are at least as favorable as we could have achieved in swap agreements with third parties who are not our lenders.

By removing a significant portion of the price volatility from our future oil and gas revenues through the swap agreements, we have mitigated, but not eliminated, the potential effects of changing oil and gas prices on our cash flows from operations through September 30, 2010. While these and other hedging transactions we may enter into in the future will mitigate our risk of declining prices for oil and gas, they will also limit the potential gains that we would experience if prices in the market were to rise. We have not obtained collateral to support the agreements but monitor the financial viability of our counterparty and believe our credit risk is minimal on these transactions. Under these arrangements, payments are received or made based on the differential between fixed product prices in the swap agreements and a variable product price representing the average of the closing settlement price(s) on the New York Mercantile Exchange for futures contracts for the applicable trading months. These agreements are settled in cash at monthly expiration dates. In the event of nonperformance, we would be exposed again to price risk. We have some risk of financial loss because the price received for the oil or gas production at the actual physical delivery point may differ from the prevailing price at the delivery point required for settlement of the hedging transaction. We could also suffer financial losses if our actual oil and gas production is less than the hedged production volumes during periods when the variable product price exceeds the fixed product price. Moreover, our hedge arrangements generally do not apply to all of our production and thus provide only partial price protection against declines in commodity prices. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time, and any ineffectiveness is immediately reported in the consolidated statement of operations.

Our current hedging transactions are designated as cash flow hedges, and we record the costs and any benefits derived from these transactions as a reduction or increase, as applicable, in natural gas and oil sales revenue. We may enter into additional hedging transactions in the future.

BUSINESS

Company Overview

Foothills is an oil and gas exploration company engaged in the acquisition, exploration and development of oil and natural gas properties. The Company’s operations are primarily those of Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc., our wholly-owned subsidiaries. Foothills California, Inc., a Delaware corporation, was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to Brasada California, Inc., a Delaware corporation, on February 28, 2006. On April 6, 2006, Brasada California, Inc. merged with our wholly-owned acquisition subsidiary, leaving Brasada California, Inc. the surviving corporation and our wholly-owned subsidiary. Brasada California, Inc. later changed its name to Foothills California, Inc. following the merger. Foothills Oklahoma, Inc. was formed on May 10, 2006 to conduct our operations in Oklahoma. Foothills Texas, Inc. was formed in August, 2006 for the purpose of acquiring certain assets from TARH E&P Holdings, L.P. and operating those properties following the September 8, 2006 consummation of this acquisition. We currently conduct our operations primarily through these subsidiaries.

Prior to our identification of the acquisition of the properties of TARH E&P Holdings, L.P. in Texas, our primary focus was on oil and natural gas properties located in the Eel River Basin, California, and the Anadarko Basin, Oklahoma. On June 22, 2006, we announced that Foothills Texas, Inc. had entered into definitive agreements with TARH E&P Holdings, L.P., an affiliate of Texas American Resources Company, for the acquisition of certain properties in Texas. This acquisition expanded our operations into Texas, though we will continue to operate and expand our operations in California and Oklahoma.

Our business strategy is to identify and exploit low-to-moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential in these areas. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology.

We have entered into an agreement with Moyes & Co., Inc. to identify potential acquisition, development, exploitation and exploration opportunities that fit with our strategy. Moyes & Co., Inc. is expected to screen opportunities and perform detailed evaluation of those opportunities that we decide to pursue, as well as assist with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes is the beneficial owner of 7.3% of our common stock as of December 12, 2006, and is a member of our board of directors. Mr. Moyes is a major shareholder and the President of Moyes & Co., Inc. However, Moyes & Co., Inc. is being compensated for identifying opportunities and assisting us in pursuing those opportunities; therefore the interests of Moyes & Co., Inc. are not the same as our interests. We are responsible for evaluating any opportunities presented to us by Moyes & Co., Inc. to determine if those opportunities are consistent with our business strategy.

California

We believe that the oil and gas industry has in effect overlooked California in recent years because of the perceived difficulties of conducting operations in the state. We believe this situation creates opportunities.

California has abundant and long-lived oil and gas resources with prolific hydrocarbon basins. Infrastructure supporting oil and gas exploration, development and production activities is in place, consisting of contractors, suppliers, pipelines and refineries. Most oil and gas basins in the state are significantly under-explored even near large fields, with operators concentrating on a few, large, heavy oil resources. Offset exploration in and near fields has frequently been ignored. There is a dramatic lack of use of 3D seismic and other latest seismic technologies in many of the basins, and in some areas (such as the Eel River Basin) we believe there has been insufficient attention to drilling and drilling fluid engineering. Through the experience and relationships of management, we have strong ties to other significant oil and gas companies operating in California.

Texas

On September 8, 2006, Foothills Texas, Inc. consummated the acquisition of TARH E&P Holdings, L.P.’s interests in four oilfields in southeastern Texas. We paid aggregate consideration of $62 million for the properties, comprised of a cash payment of approximately $57.5 million and the issuance of 1,605,345 shares of common stock to TARH E&P Holdings, L.P.

In the acquisition, Foothills Texas acquired interests in four fields: the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas. These interests represent working interests ranging from 95% to 100% in the four fields.

Oklahoma

The Anadarko Basin in western Oklahoma and the Texas panhandle is one of the most prolific oil and natural gas producing basins in the United States. Most of the shallow shelf portion of the basin can be characterized as very mature. We believe that much promise remains in the deeper portion of the basin that is characterized by stratigraphic traps in the Pennsylvanian Morrow formation and structural traps in the Ordovician Hunton formation, two of the formations targeted by the Company.  However, to produce oil and natural gas from these deeper formations, drilling is more expensive and the 3-D seismic data is less reliable than drilling costs and 3-D seismic data in the shallow shelf portion of the basin.

Project Status

Eel River Basin

The Eel River Basin is the northernmost of the California sedimentary basins. Most of the basin exists offshore of northern California and southern Oregon. However, a portion of the basin is present onshore in Humboldt County, California. Hydrocarbons generated in the deeper offshore part of the basin have migrated updip into the Miocene and Pliocene rocks present in this area. The onshore portion of the basin contains the Tompkins Hill natural gas field that was discovered by Texaco in 1937. It is now owned and operated by Occidental, has produced in excess of 120 billion cubic feet (“BCF) of natural gas, and is continuing to produce.

The Grizzly Bluff area, approximately five miles south of the Tompkins Hill Field, was initially proven to contain natural gas in three wells drilled by Zephyr in the mid-1960s. In the early 1970s, Chevron drilled a deep well seeking oil but found strong indications of natural gas. In the late 1980s and early 1990s, ARCO drilled several wells and found natural gas in the shallow zones. These wells were successfully tested at rates of up to 2.2 million cubic feet (“MMCF”) of gas per day, but the wells were never put into production due to the lack of a natural gas market and pipeline connection, and were subsequently abandoned.

In the past decade, we believe the industry has overlooked the hydrocarbon potential and production within the Eel River Basin due to its relatively isolated position in California. INNEX Energy, L.L.C. recognized this overlooked potential in the form of multiple low resistivity, low contrast sands that possibly define part of a widespread, basin-centered natural gas play. INNEX Energy, L.L.C. began acquiring oil and gas leases in the area in 2000 to test this concept and entered into a joint venture with Forexco, Inc. in 2002. A subsequent 10-well drilling program in 2003 by Forexco, Inc. encountered drilling and completion problems, but established production from four wells in the Grizzly Bluff area that are now producing approximately 500 thousand cubic feet of gas per day. This field was brought on line in late 2003 with the completion of a natural gas gathering system and a new pipeline that connects to the PG&E Corporation backbone grid for northern California. INNEX Energy, L.L.C. and Forexco, Inc. terminated their joint venture in 2004.

The Tompkins Hill Field is the analog field in the basin for the Eel River Project. The distance between the Tompkins Hill Field and the Grizzly Bluff Field is approximately five miles. This production is from similar age rocks at similar depths as the Grizzly Bluff Prospect, the first prospect that we drilled in the Eel River Project. Our mapping indicates that substantial natural gas reserves occur above the lowest tested gas in the Grizzly Bluff Field in multiple stacked Pliocene sandstone reservoirs.

On January 3, 2006, Foothills California, Inc. entered into a Farmout and Participation Agreement with INNEX California, Inc., a subsidiary of INNEX Energy, L.L.C., to acquire, explore and develop oil and natural gas properties located in the Eel River Basin, the material terms of which are as follows:

•
We serve as operator of a joint venture with INNEX California, Inc., and have the right to earn an interest in approximately 3,500 existing leasehold acres held by INNEX California, Inc. in the basin, and to participate as operator with INNEX California, Inc. in oil and gas acquisition, exploration and development activities within an area of mutual interest consisting of the entire Eel River Basin.

•	The agreement provides for “drill-to-earn” terms, and consists of three phases.

•
In Phase I, we were obligated to pay 100% of the costs of drilling two wells, acquiring 1,000 acres of new leases, and certain other activities. We have fulfilled our obligations under Phase I, and will receive an assignment from INNEX California, Inc. of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX California, Inc. in the two drilling units to the deepest depth drilled in the two Phase I obligation wells.

•
We then had the option, but not the obligation, to proceed into Phase II. We plan to proceed into Phase II, and will pay 100% of the costs of drilling one well and conducting a 3D seismic survey covering not less than 15 square miles. Upon completion of Phase II, we will receive an assignment from INNEX California, Inc. of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX California, Inc. in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX California, Inc. to the deepest depth drilled in the three Phase I and II obligation wells.

•
We will then have the option, but not the obligation, to proceed into Phase III. In Phase III, we will pay 100% of the costs of drilling one deep well. Upon completion of Phase III, we will receive an assignment from INNEX California, Inc. of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX California, Inc. in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX California, Inc. with no depth limitation.

•	After completion of Phase III, the two parties will each be responsible for funding their working interest share of the joint venture’s costs and expenses. We will generally have a 75% working interest in activities conducted on specified prospects existing at the time of execution of the agreement, and a 70% working interest in other activities. Each party will be able to elect not to participate in exploratory wells on a prospect-by-prospect basis, and a non-participating party will lose the opportunity to participate in development activities and all rights to production relating to that prospect.

•
We are also entitled to a proportionate assignment from INNEX California, Inc. of its rights to existing permits, drill pads, roads, rights-of-way, and other infrastructure, as well as its pipeline access and marketing arrangements.

•	INNEX California, Inc. has an option to participate for a 25% working interest in certain producing property acquisitions by us in the area of mutual interest.

During the period from June through August, 2006, we drilled the Christiansen 3-15 well and the Vicenus 1-3 well in the Grizzly Bluff Field to total depths of 4,815 feet and 5,747 feet, respectively. In September, 2006, we commenced commercial production from the Christiansen 3-15 well and on September 19, 2006 announced that production is expected to ramp up in stages to a target rate of about 1 million cubic feet of natural gas per day. On September 19, 2006, we also announced that the Vicenus 1-3 well is expected to be placed on production within the next two weeks following installation of production equipment that has been ordered. As of September 29, 2006, we had not completed the evaluation of the drilling results and production information from these two wells that will be required to estimate proved reserves, if any, that we may have discovered in the Grizzly Bluff Field. We expect to acquire a 3D seismic survey over the Grizzly Bluff Field during the fourth quarter of 2006, which should assist us in identifying specific locations for future wells and is also expected to allow for the direct detection of natural gas, especially in shallower formations.

The Eel River Project is the centerpiece of a large exploitation-exploration opportunity. There is presently minimal competition in the basin, providing us with an opportunity to effectively control the entire basin.

Texas Properties

We have established and initiated an ongoing recompletion program that is expected to increase daily production from the fields in Texas. A 3D seismic survey, which has been proven to be an effective exploration tool in the area, is presently being planned to identify the upside potential at the Goose Creek Field and Goose Creek East Field. The 3D seismic survey is expected to result in much more accurate mapping of the reservoirs and lead to the identification of undeveloped opportunities and deeper oil prospects at the fields. In addition, the seismic surveys in these areas show a strong gas signature over gas reservoirs, a Direct Hydrocarbon Indicator (“DHI”). This “DHI” effect directly contributed to the discovery of two nearby natural gas fields from the Vicksburg reservoirs. However, a seismic DHI signature cannot reliably identify reservoirs that are economically productive of hydrocarbons. The Company believes that the deeper Vicksburg reservoirs offer significant upside potential in the Goose Creek Field, where old wellbores encountered gas in the Vicksburg reservoirs which was not produced at the time of discovery. A gas pipeline runs through the eastern part of the property, allowing for early monetization of this gas.

Anadarko Basin

The initial focus of our activities within the Anadarko Basin has been the area covered by a 75 square mile 3D seismic survey in Roger Mills County, Oklahoma. Through a license held by TeTra Ex., Inc. (which is owned by our President, John Moran), the Company is planning to acquire non-exclusive access to this survey, which was shot in 1998. The 3D seismic survey was initially shot by a major oil company to define stratigraphic traps in the Pennsylvanian sedimentary section in an area of substantial Pennsylvanian natural gas production. That company drilled only one well using the 3D seismic data set. The well encountered wet Morrow sand and was plugged and abandoned. That company subsequently exited oil and gas exploration activity in the MidContinent region and no further activity has been conducted in the area using this data. Numerous exploratory ideas remain to be exploited on this data set, both in the Pennsylvanian section as well as the deeper Ordovician section. The best wells completed in these rocks typically flow in excess of 10 MMCF of natural gas per day and contain reserves in the 20 to 50 BCF range.

We have completed preliminary geological and geophysical interpretations of the 3D seismic data, and have reprocessed the 3D data. We plan to finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies, who will be able to earn interests in the leases by drilling one or more exploratory wells on the prospects.

Markets and Customers

The market for oil and natural gas that we will produce depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation. The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

Our oil production is expected to be sold at prices tied to the spot oil markets. Our natural gas production is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.

Regulations

General

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Most of our drilling operations will require permit or authorizations from federal, state or local agencies. Changes in any of these laws and regulations or the denial or vacating of permits could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the energy industry.

Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission (“FERC”), state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material adverse effect upon our capital expenditures, earnings or competitive position.

Federal Regulation of Sales and Transportation of Natural Gas

Historically, the transportation and sale of natural gas and its component parts in interstate commerce has been regulated under several laws enacted by Congress and the regulations passed under these laws by FERC. Our sales of natural gas, including condensate and liquids, may be affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. From 1985 to the present, several major regulatory changes have been implemented by Congress and FERC that affect the economics of natural gas production, transportation and sales. In addition, FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to FERC’s jurisdiction. These initiatives may also affect the intrastate transportation of gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry.

The ultimate impact of the complex rules and regulations issued by FERC cannot be predicted. In addition, many aspects of these regulatory developments have not become final but are still pending judicial and final FERC decisions. We cannot predict what further action FERC will take on these matters. Some of FERC’s more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with whom we compete.

State Regulation

Our operations are also subject to regulation at the state and in some cases, county, municipal and local governmental levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandonment of wells and the disposal of fluids used and produced in connection with operations. Our operations are also subject to various conservation laws and regulations pertaining to the size of drilling and spacing units or proration units and the unitization or pooling of oil and gas properties.

In addition, state conservation laws, which frequently establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the rates of production. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but, except as noted above, does not generally entail rate regulation. These regulatory burdens may affect profitability, but we are unable to predict the future cost or impact of complying with such regulations.

Environmental Matters

We are subject to extensive federal, state and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by federal, state, and local administrative agencies can be burdensome and costly. State environmental regulatory programs are generally very similar to the corresponding federal environmental regulatory programs, and federal environmental regulatory programs are often delegated to the states.

Our oil and gas exploration and production operations are subject to state and/or federal solid waste regulations that govern the storage, treatment and disposal of solid and hazardous wastes. However, much of the solid waste that will be generated by our oil and gas exploration and production activities is exempt from regulation under federal, and many state, regulatory programs. To the extent our operations generate solid waste, such waste is generally subject to state regulations. We will comply with solid waste regulations in the normal course of business.

In addition to solid and hazardous waste, our production operations may generate produced water as a waste material. This water can sometimes be disposed of by discharging it to surface waters under discharge permits issued pursuant to the Clean Water Act, or an equivalent state program. Another common method of produced water disposal is subsurface injection in disposal wells. Such disposal wells are permitted under the Safe Drinking Water Act, or an equivalent state regulatory program. The drilling, completion, and operation of produced water disposal wells are integral to oil and gas operations.

Air emissions and exhaust from gas-fired generators and from other equipment, such as gas compressors, are potentially subject to regulations under the Clean Air Act, or equivalent state regulatory programs. To the extent that our air emissions are regulated, they are generally regulated by permits issued by state regulatory agencies. We will obtain air permits, where needed, in the normal course of business.

In the event that spills or releases of crude oil or produced water occur, we would be subject to spill notification and response regulations under the Clean Water Act, or equivalent state regulatory programs. Depending on the nature and location of our operations, we may also be required to prepare spill prevention, control and countermeasure response plans under the Clean Water Act, or equivalent state regulatory programs. Response costs could be high and may have a material adverse effect on our operations. We may not be fully insured for these costs.

Failure to comply with environmental regulations may result in the imposition of substantial administrative, civil, or criminal penalties, or restrict or prohibit our desired business activities. Environmental laws and regulations impose liability, sometimes strict liability, for environmental cleanup costs and other damages. Other environmental laws and regulations may delay or prohibit exploration and production activities in environmentally sensitive areas or impose additional costs on these activities.

Costs associated with responding to a major spill of crude oil or produced water, or costs associated with remediation of environmental contamination, are the most likely occurrences that could result in a material adverse effect on our business, financial condition and results of operations. In addition, changes in applicable federal, state and local environmental laws and regulations potentially could have a material adverse effect on our business, financial condition and results of operations.

Competition

The oil and gas industry is highly competitive. Competitors include major oil companies, other independent energy companies and individual producers and operators, many of which have financial resources, personnel and facilities substantially greater than we have. We face intense competition for the acquisition of oil and gas leases and properties. For a more thorough discussion of how competition could impact our ability to successfully complete our business strategy, see “Risk Factors — Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.”

Employees

As of December 12, 2006 the Company had eleven full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good.

Description of Property

We commenced our present business activities in April, 2006.   All of the Company’s oil and gas exploration, development and production activities are located in the United States. We do not yet have sufficient information to make any estimates of our proved oil and gas reserves as of September 30, 2006.

Productive Wells

Productive Wells September 30, 2006
(Number of wells)	Oil		Natural Gas		Total
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
California	-	-	1	0.8	1	0.8
Texas	85	84.9	-	-	85	84.9
Total	85	84.9	1	0.8	86	85.7

(1)  Represents the total number of wells at each property.
(2)  Represents our interest in the total number of wells at each property.

Developed and Undeveloped Acreage

Acreage September 30, 2006
(Acres)	Developed		Undeveloped		Total
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
California	264	198	4,979	4,979	5,243	5,177
Texas	2,722	2,694	1,210	1,210	3,932	3,904
Total	2,986	2,892	6,189	6,189	9,175	9,081

(1)  Represents the total acreage at each property.
(2)  Represents our interest in the total acreage at each property.

Drilling Activity

Drilling Activity Period from Commencement of Present Business Activities in April, 2006 through September 30, 2006
(Number of wells)	Productive		Dry		Total
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
Exploration	1	0.8	-	-	1	0.8
Development	-	-	-	-	-	-
Total	1	0.8	-	-	1	0.8

(1)  Represents the total number of wells for which there was drilling activity.
(2)  Represents our interest in the total number of wells for which there is drilling activity.

Present Activities

As of September 30, 2006, one gross (0.8 net) exploratory well in California had been drilled with indications of productivity, but was awaiting the installation of production equipment to complete final testing.

Our principal executive offices are located at 4540 California Avenue, Suite 550, Bakersfield, California 93309 and our phone number is (661) 716-1320. We currently lease approximately 4,500 square feet of office space and believe that suitable additional space to accommodate our anticipated growth will be available in the future on commercially reasonable terms.

Legal Proceedings

From time to time we may become a party to litigation or other legal proceedings that, in the opinion of our management are part of the ordinary course of our business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position

Dennis B. Tower	60	Chief Executive Officer; Director
John L. Moran	61	President; Director
W. Kirk Bosché	56	Chief Financial Officer
James H. Drennan	60	Vice President, Land and Legal
Michael L. Moustakis	48	Vice President, Engineering
Christopher P. Moyes	59	Director
Frank P. Knuettel	65	Director
John A. Brock	76	Director

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

Dennis B. Tower, Chief Executive Officer and Director. Before joining Foothills as its Chief Executive Officer in 2006, Mr. Tower had extensive involvement in all phases of new venture exploration, appraisal, project evaluation and development, asset acquisition and disposal, strategic goals setting and human resource evaluation. During 2005, Mr. Tower, together with Messrs. Moran and Bosché, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California at the end of 2005. From 2000 through 2004, Mr. Tower served as President and Chief Executive Officer at First International Oil Corporation, a privately held independent oil company with extensive holdings in Kazakhstan, where he led the company to a successful sale with a major Chinese oil company. Previously, Mr. Tower held several Vice President, Manager, Director and Geologist positions at Atlantic Richfield Company (“ARCO”), where he was responsible for the company’s Mozambique drilling operations, managed the company’s exploration licenses in Myanmar and the Philippines, coordinated exploration efforts in other Asian countries and evaluated field redevelopment and asset acquisition opportunities. Mr. Tower led ARCO’s North Sea exploration activities for a nine-year period during which ARCO made numerous new oil and natural gas discoveries in the United Kingdom, Norway and the Netherlands. During the course of his career, Mr. Tower has been directly involved in the discovery of 35 oil and gas fields in 11 different countries. Mr. Tower holds both Bachelor’s and Master’s degrees in Geology from Oregon State University.

John L. Moran, President and Director. Prior to joining Foothills in 2006, Mr. Moran, together with Messrs. Tower and Bosché, evaluated opportunities during 2005 that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California at the end of 2005. In May of 2000, Mr. Moran formed and later served as President and Exploration Manager of Carneros Energy, Inc., a private oil and gas exploration company with exploration and acquisition emphasis in the San Joaquin and Sacramento Basins of California, where he was responsible for obtaining $75 million in equity funding. From 1997 through 1998, Mr. Moran founded and acted as President of Integrated Petroleum Exploration (“IPX”) which merged with and into Prime Natural Resources (“Prime”) in 1998, where he served as Vice President of Exploration. Prior to his time at IPX and Prime, Mr. Moran served as both Vice President Exploration/Chief Geologist and Exploration Manager/MidContinent Region for Apache Corporation. In 1995 Mr. Moran left Apache to found TeTra Ex., Inc., an oil and gas exploration and development company using 3D seismic to explore for oil and gas in the Anadarko Basin in Oklahoma. He was responsible for the acquisition of the right to use 13,000 miles of 2D seismic for exploration purposes and was instrumental in using this to develop a 75 square-mile 3D seismic project that was later sold to a major oil and gas company. Mr. Moran holds both Bachelor’s and Master’s degrees in Geology with a major in Stratigraphy and a minor in Petrology from Oregon State University.

W. Kirk Bosché, Chief Financial Officer. Mr. Bosché has diversified experience as a financial and accounting executive officer in public and private oil and gas exploration and production organizations. Mr. Bosché joined Foothills in 2006 as its Chief Financial Officer. During 2005, Mr. Bosché, together with Messrs. Tower and Moran, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California at the end of 2005. Mr. Bosché served as Chief Financial Officer of First International Oil Corporation from 1997 through 2004. From 1986 through 1997, Mr. Bosché was Vice President and Treasurer for Garnet Resources Corporation, a publicly traded independent oil and gas exploration and production company with activities in seven foreign countries. He began his career with Price Waterhouse & Co., and has been a Certified Public Accountant since 1975. Mr. Bosché holds a BBA in Accounting from the University of Houston.

James H. Drennan, Vice President, Land and Legal. Prior to joining Foothills in 2006, Mr. Drennan was Land Manager at Vaquero Energy Inc. From 2002 through 2005, he served as General Counsel and Land Manager of Carneros Energy, Inc. From 1990 through 2002, Mr. Drennan practiced law with the firms of Jones & Beardsley and Noriega and Bradshaw, where his practice areas included oil and gas, real estate, estate planning, probate, corporate, general business and litigation. From 1978 to 1990, he was Land Manager for Buttes Resources, Depco, Inc., Ferguson & Bosworth, and Bosworth Oil Co. Mr. Drennan started his career in the oil and gas industry in 1974 as land agent with Gulf Oil Corporation. He holds a JD from California Pacific School of Law, and a BA in Economics from San Diego State University.

Michael L. Moustakis, Vice President, Engineering. Mr. Moustakis joined Foothills as Vice President, Engineering in 2006. He was Engineering Manager at Rockwell Petroleum, Inc. from 2005 through 2006, and held the same position at OXY Resources California LLC from 2001 through 2005. Mr. Moustakis was Lead Petroleum Engineer with Preussag Energie GmbH from 2000 to 2001, and Director of Reservoir Engineering for Anglo-Albanian Petroleum Ltd. from 1994 to 2000. He began his career with Union Oil of California in 1984, and subsequently served in various engineering positions at several companies, including Shell Western E&P, Northern Digital Inc. and Eastern Petroleum Services Ltd. He holds a Bachelor’s degree in Petroleum Engineering from the University of Alaska.

Christopher P. Moyes, Director. Mr. Moyes became a director of Foothills in 2006. He has been active in the international and domestic oil and gas business since 1968. Mr. Moyes is President of Moyes & Co., Inc., a private energy advisory firm headquartered in Dallas, Texas. Moyes & Co., Inc. provides advice on oil and gas exploration, appraisal, project and portfolio evaluation, asset acquisitions and disposals and maintains a proprietary database covering upstream oil and gas. Moyes & Co., Inc. has through 2005 evaluated opportunities for launching a new oil and gas exploration and production company, which led to the formation of Foothills California at the end of 2005. Previously Mr. Moyes was President of Gaffney Cline & Associates (GCA), based in Dallas, Texas. Before coming to Dallas in 1976, Mr. Moyes was based in Singapore and London for GCA, holding various management functions. Mr. Moyes started his career with West Australian Petroleum Pty. Ltd., in Perth Australia. Mr. Moyes holds a Bachelor of Science in Geology from the University of Western Australia and a Master of Science in Geology & Petroleum Engineering from the Royal School of Mines, Imperial College, London.

Frank P. Knuettel, Director.  Mr. Knuettel became a director of Foothills in 2006. He is an Adjunct Faculty member at The Mason School of Business at the College of William and Mary where he teaches securities analysis and Investment Banking. Prior to retiring in 2000, he was a Managing Director of PaineWebber, Inc., since acquired by UBS Securities, where he specialized in the analysis of energy and energy-related securities, as well as working in investment banking on energy transactions. His career spanned nearly 35 years, during which he was associated with an energy sector fund for 14 years and was in the securities industry for 21 years. Mr. Knuettel is a Chartered Financial Analyst, and a member of the National Association of Petroleum Investment Analysts and the CFA Institute. He holds a Bachelor of Science in Accounting from La Salle University and a Master of Business Administration (Finance) from St. John’s University.

John A. Brock, Director. Mr. Brock became a director of Foothills in 2006. Mr. Brock served as Chairman of Brighton Energy, LLC until its recent sale. He is a director of Fabtec, Inc. (ReRoof America), Lifeguard America, LLC and the AGOS Group, LLC, and is an advisory director of Ward Petroleum, Inc. Mr. Brock is a member of nine petroleum industry associations. During his distinguished career, he has formed exploration departments and instituted and supervised exploration programs for four successful companies. Mr. Brock is a Founder and Director of the Sarkeys Energy Center at the University of Oklahoma, is a Director of the Oklahoma Nature Conservancy and the Sutton Avian Research Center, and is active in numerous other civic and community groups. He has also organized and is currently Chairman of Oklahomans for Lawsuit Reform and co-chairman of Oklahomans for Workers Compensation Reform. Mr. Brock holds a BSc in Geological Engineering from the University of Oklahoma.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.”  Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 12, 2006. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of December 12, 2006 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The address of each executive officer and director is c/o Foothills Resources, Inc., 4540 California Avenue, Suite 550, Bakersfield, California 93309.

Name of Beneficial Owner	Number	Percentage(1)

John L. Moran (2)	4,961,719	8.2%
Dennis B. Tower (3)	4,899,219	8.1%
Christopher P. Moyes (4)	4,369,250	7.3%
W. Kirk Bosché (5)	3,331,212	5.5%
Michael L. Moustakis (6)	50,000	*
James H. Drennan (7)	25,000	*
Frank P. Knuettel (8)	150,001	*
John A. Brock (7)	25,000	*
Goldman, Sachs & Co. (9)	8,000,000	12.3%
Executive Officers and Directors as Group	17,812,651	29.3%

*	Denotes less than 1%

Notes:

(1)
Beneficial ownership percentages are calculated based on 60,281,253 shares of common stock issued and outstanding as of December 12, 2006. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 12, 2006. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)	Includes options exercisable within 60 days to acquire 75,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(3)
Includes warrants to acquire 112,500 shares of common stock purchased in the April, 2006 offering and exercisable within 60 days. Includes options exercisable within 60 days to acquire 75,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(4)
Includes 4,309,750 shares of common stock distributed to MMP LLP and affiliates of MMP LLP, a former Foothills California, Inc. stockholder, the holders of which have executed an irrevocable proxy giving Mr. Moyes sole voting power over the shares through April 6, 2007. Also includes 34,000 shares of common stock and warrants to acquire 25,500 shares of common stock exercisable within 60 days, which shares and warrants were purchased by Choregus Master Trust, Plan I, Money Purchase and Choregus Master Trust, Plan II, Profit Sharing in the April, 2006 offering, and of which shares and warrants Mr. Moyes is deemed to be the beneficial owner.

(5)
Includes warrants to acquire 54,000 shares of common stock purchased in the April, 2006 offering and exercisable within 60 days. Includes options exercisable within 60 days to acquire 50,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(6)	Includes options exercisable within 60 days to acquire 50,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(7)	Includes options exercisable within 60 days to acquire 25,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(8)
Includes options exercisable within 60 days to acquire 25,000 shares of common stock, granted under our 2006 Equity Incentive Plan. Includes 71,429 shares of common stock and warrants to acquire 53,572 shares of common stock exercisable within 60 days, which shares and warrants were purchased by Francis P. Knuettel as Trustee of the Francis P. Knuettel Rev LVG TR UA DTD 3/7/03.

(9)	Includes warrants to acquire 4,666,667 shares of common stock acquired in the September, 2006 offering and exercisable within 60 days.

EXECUTIVE COMPENSATION

J. Earl Terris was the only officer and director of the Company prior to the merger with Foothills California (then Brasada California, Inc.) and our acquisition subsidiary, and Mr. Terris did not accrue and did not receive any compensation for his services. The Company’s current executive officers did not receive a salary or any options from the Company or Foothills California during fiscal year 2005.

Employment Contracts and Termination of Employment and Change in Control Agreements

We have entered into executive employment agreements with Dennis B. Tower, our Chief Executive Officer, John L. Moran, our President, and W. Kirk Bosché, our Chief Financial Officer.

Dennis B. Tower - Chief Executive Officer

On April 6, 2006, we entered into an executive employment agreement with Mr. Tower which provides for an initial annual base salary of $190,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Tower received options to purchase up to 300,000 shares of common stock under our 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.

Mr. Tower’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Tower, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Tower’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.

John L. Moran - President

On April 6, 2006, we entered into an executive employment agreement with Mr. Moran which provides for an initial annual base salary of $190,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Moran received options to purchase up to 300,000 shares of common stock under the 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.

Mr. Moran’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Moran, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Moran’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.

W. Kirk Bosché - Chief Financial Officer

On April 6, 2006, we entered into an executive employment agreement with Mr. Bosché which provides for an initial annual base salary of $175,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Bosché received options to purchase up to 200,000 shares of common stock under our 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.

Mr. Bosché’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Bosché, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Bosché’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan enables our board of directors to provide equity-based incentives through grants or awards of incentive awards to our present and future employees, directors, consultants and other third party service providers. As of December 12, 2006, we had eleven employees, five executive officers, five directors, and two consultants and other third party service providers eligible to participate in the equity incentive plan.

The board of directors reserved a total of 2,000,000 shares of our common stock for issuance under the equity incentive plan, of which options for the purchase of 1,690,000 shares have been granted and 310,000 shares remain reserved for issuance. Shares issued under the plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the plan. In addition, the number of shares of our common stock issuable under the plan, any number of shares subject to any numerical limit in the plan, and the number of shares and terms of any incentive award will be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of our board of directors (or the entire board of directors in the absence of such a committee), administers the plan. Subject to the terms of the plan, the compensation committee will have complete authority and discretion to determine the terms of awards under the plan.

The plan authorizes the grant, to participants, of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, and stock appreciation rights, as described below:

•
Options granted under the plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•
The plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the stock appreciation right exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the stock appreciation right and the market price of a share of common stock on the date of grant of the stock appreciation right.

The board of directors may suspend or terminate the plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the plan will terminate 10 years after it was adopted. The board of directors may also amend the plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders.

Compensation of Directors

Directors who are not also executive officers of the Company receive a standard fee of $5,000 for each non-telephonic meeting of the Board that such directors attend. Additionally, for such meetings, the Company reimburses the non-management directors for reasonable travel expenses. The directors do not receive a per-meeting fee for telephonic meetings of the Board.

In consideration of their service to the Company, options were issued to each of our directors under the Company’s 2006 Equity Incentive Plan, with the exception of Mr. Moyes. Directors are also eligible to receive additional awards at the discretion of the Board under the 2006 Equity Incentive Plan.

Mr. Tower and Mr. Moran have entered into employment agreements with the Company, which are explained in detail above. Neither Mr. Tower nor Mr. Moran receives the $5,000 fee for attending non-telephonic meeting of the Board. Additionally, options granted to each of Mr. Tower and Mr. Moran to date under the 2006 Equity Incentive Plan have been granted pursuant to their employment agreements with the Company, though there is no prohibition on further grants by the Board under the 2006 Equity Incentive Plan on the basis of Mr. Tower’s and Mr. Moran’s service on the Board.

Christopher Moyes has foregone the compensation described above, pursuant to the terms of our retainer agreement with Moyes & Co., Inc., dated April 7, 2006. Under our retainer agreement, we will pay Moyes & Co., Inc. a monthly retainer of $17,500 for a period of one year, and reimburse normal business travel expenses, in exchange for Moyes & Co., Inc.’s services to us. Moyes & Co., Inc. identifies potential acquisition, development, exploitation and exploration opportunities which fit with our operating strategy. Additionally, Moyes & Co., Inc. initially screens such opportunities, performs detailed evaluations of each potential opportunity, and assists with due diligence and negotiations of those opportunities we decide to pursue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 7, 2006, we entered into an agreement with Moyes & Co., Inc. to identify potential acquisition, development, exploitation and exploration opportunities that fit with our strategy. Moyes & Co., Inc. screens opportunities and performs detailed evaluation of those opportunities that we decide to pursue, and assists with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes is the beneficial owner of 7.3% of our common stock as of December 12, 2006, and is a member of our board of directors. Mr. Moyes is a major shareholder and the President of Moyes & Co., Inc. However, Moyes & Co., Inc. is being compensated for identifying opportunities and assisting us in pursuing those opportunities, and therefore the interests of Moyes & Co., Inc. are not the same as our interests. We are responsible for evaluating any opportunities presented to us by Moyes & Co., Inc. to determine if those opportunities are consistent with our business strategy.

Christopher Moyes has foregone his compensation as a director, pursuant to the terms of our agreement with Moyes & Co., Inc., dated April 7, 2006. Under the agreement, we will pay Moyes & Co., Inc. a monthly retainer of $17,500 for a period of one year, and reimburse normal business travel expenses, in exchange for Moyes & Co., Inc.’s services to us.

Pursuant to our business plan with respect to the Anadarko Basin in southwest Oklahoma, we anticipate acquiring non-exclusive rights, from TeTra Ex., Inc., to a 3D seismic survey in Roger Mills County, Oklahoma. TeTra Ex., Inc. is a company that is owned by John Moran, our President. TeTra Ex., Inc. has reprocessed the 3D survey and completed preliminary geological and geophysical interpretations of the survey data. Upon our acquisition of rights to the survey from TeTra Ex., Inc., we plan to finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification of the Company that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value $0.001 per share.

Capital Stock Issued and Outstanding

As of December 12, 2006, there were issued and outstanding 60,281,253 shares of common stock and no shares of preferred stock. In addition, there were issued and outstanding warrants to acquire 20,693,127 shares of our common stock.

The following description of Foothills capital stock is derived from the provisions of Foothills’ articles of incorporation and by-laws, the terms of the warrants, registration rights agreements and option agreements executed by Foothills, as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of Foothills’ articles of incorporation and by-laws, which have been publicly filed as exhibits to the registration statement on Form SB-2/A filed with the SEC on June 18, 2001.

Description of Common Stock

Foothills is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, 60,381,253 of which were issued and outstanding on December 12, 2006. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Description of Preferred Stock

Foothills is authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which are issued and outstanding as of December 12, 2006. Our board of directors is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by our board of directors, without the necessity of obtaining approval of the stockholders.

Description of Warrants

We have issued, and there are currently outstanding, warrants to purchase 20,693,127 shares of our common stock. Of this total, warrants to acquire 12,172,975 shares of common stock were issued at an exercise price of $1.00 per share. Of these outstanding warrants, warrants to acquire 10,958,065 shares of common stock will expire on April 6, 2011 and warrants to acquire 1,214,910 shares of common stock will expire on April 20, 2011. These warrants were issued in the private offering of our securities which closed on April 6, 2006 and April 20, 2006.

Warrants to acquire 8,046,919 shares of our common stock were issued at an exercise price of $2.75 per share. Of this number, warrants to acquire 8,000,017 shares of common stock will expire on September 8, 2011 and warrants to acquire 46,902 shares of common stock will expire on September 27, 2006. These warrants were issued in the private offering of our securities which closed on September 8, 2006 and September 27, 2006. In this September private offering of our securities, we issued the placement agent in the offering a warrant to acquire 473,233 shares of common stock at an exercise price of $2.25 per share.

Warrants issued in the April, 2006 Offering

In our private offering of securities during April, 2006, we issued warrants to acquire 12,172,975 shares of our common stock at an exercise price of $1.00 per share. These warrants are exercisable for five years from the date of their issuance, and if they are not exercised by the fifth anniversary of their issuance, they will expire and become void and of no value.

The exercise price and number of shares issuable upon exercise of the warrants will be adjusted to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of Foothills Resources, Inc. The warrants and the shares of common stock underlying the warrants issued to investors in the April, 2006 private offering are being registered for resale by their holders under this prospectus.

Warrants Issued in the September, 2006 Offering

In our private offering of securities during September, 2006, we issued warrants to acquire 8,046,919 shares of our common stock at an exercise price of $2.75 per share. These warrants are exercisable for five years from the date of their issuance, and if they are not exercised by the fifth anniversary of their issuance, they will expire and become void and of no value.

The warrants are subject to mandatory exercise, at the Company’s option, if (i) the shares underlying the warrant are registered pursuant to a registration statement that has remained effective at least 45 consecutive days prior to the mandatory exercise date, (ii) our common stock is listed on the New York Stock Exchange, American Stock Exchange or NASDAQ Global Market, and (iii) the closing price of the common stock is at least $5.50 per share for at least 20 consecutive trading days prior to the date we exercise our mandatory exercise right. The exercise price and number of shares issuable upon exercise of the warrants will be adjusted to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of Foothills Resources, Inc.

The warrants and the shares of common stock underlying the warrants issued to investors in the September, 2006 private offering are being registered for resale by their holders under this prospectus.

Warrant Issued to Goldman, Sachs & Co.

In connection with our September 8, 2006 execution of a credit and guaranty agreement with J. Aron & Company, an affiliate of Goldman, Sachs & Co., we issued to Goldman, Sachs & Co. a warrant to purchase 3,000,000 shares of our common stock at an exercise price of $2.75 per share. This warrant will be exercisable for five years from the date of issuance, and if not exercised by the fifth anniversary of its issuance will expire and become void and of no value. The warrant issued to the Goldman, Sachs & Co. had substantially the same provision for mandatory exercise by the company, and the same registration rights, as the warrants issued to investors in the September, 2006 offering of our securities, as described above.

The Placement Agent Warrant

Upon the September 8, 2006 and September 27, 2006 closings of our September, 2006 private offering of our securities, we issued warrants to acquire shares of our common stock to Sanders Morris Harris Inc., our placement agent in the offering. On September 8, 2006, we issued a warrant to acquire 466,666 shares of our common stock, and on September 27, 2006, we issued a warrant to acquire 6,567 shares of our common stock. Each warrant had an exercise price of $2.25 per share. The warrants were issued to Sanders Morris Harris Inc. as consideration for its services as the placement agent in the September, 2006 offering. The warrants each have a five-year exercise term and the same registration rights as the warrants issued to investors in the offering and the warrant issued to Goldman, Sachs & Co. in connection with our credit and guaranty agreement with J. Aron & Company.

Description of Options

The Company has issued stock options under the 2006 Plan to plan participants to purchase a total of 1,690,000 shares of common stock at a weighted average exercise price of $1.57. Under the terms of the 2006 Plan, we may issue incentive awards that may include the issuance of up to 2,000,000 shares of common stock (inclusive of the 1,690,000 shares with respect to previously granted options). The 2006 Plan was adopted by our board of directors prior to the merger between our wholly-owned subsidiary and Foothills California, Inc. on April 6, 2006.

Registration Rights Agreements

•	September 8, 2006 Registration Rights Agreement

Pursuant to the registration rights agreement among the Company and the investors in the offering, dated as of September 8, 2006, we agreed to file a registration statement covering the shares of our common stock, including shares underlying warrants, issued in connection with the private offering of our securities in September 2006, within 30 calendar days from September 8, 2006. We agreed to use reasonable efforts to cause the registration statement to become effective no later than 120 days after the date it is filed, unless the registration statement is subject to review by the SEC, in which case the Company will have 150 days from the filing date in which to have the registration statement declared effective. We will be required to maintain the effectiveness of the registration statement until all shares registered thereunder have been sold or until the holding period of Rule 144(k) under the Securities Act has been satisfied with respect to all of the shares of Common Stock (including the shares underlying the warrants) issued in the September 2006 offering, whichever is earlier. In the event that the registration statement is not declared effective by the SEC by the mandatory effective date, we will be obligated to pay each investor liquidated damages of one percent (1%) of the purchase price set forth in the securities purchase agreement, each month for such time period beyond the mandatory effective date that such registration statement is not effective or beyond any applicable suspension period, provided that the total of such liquidated damages shall not exceed 10% of the purchase price. The securities issued in the September 2006 offering were granted “piggyback” registration rights by the holders of prior registration rights and will be registered on the same registration statement.

•	TARH E&P Holdings, L.P. Registration Rights Agreement

We agreed to file a registration statement to register for resale the common stock of the Company that was issued to TARH E&P Holdings, LP (“TARH”) as consideration in our acquisition of certain properties from TARH. Pursuant to the terms of our registration rights agreement, dated as of September 8, 2006, by and between the Company and TARH (the “TARH Registration Agreement”). We agreed to file a registration statement for the common stock issued to TARH no later than 90 calendar days from September 8, 2006. Under the TARH Registration Agreement, agreed to use reasonable efforts to cause the registration statement to be declared effective by the SEC no later than 120 calendar days after the filing date unless such registration statement is reviewed by the SEC, in which case we will have 150 calendar days in which to cause the registration statement to be declared effective by the SEC. We are obligated under the TARH Registration Agreement to maintain the effectiveness of the registration statement until all shares registered thereunder are sold by the holders or until the two-year holding period of Rule 144(k) under the Securities Act is satisfied, whichever is earlier.

•	April 6, 2006 Registration Rights Agreement

Pursuant to the registration rights agreement entered into by the Company and the investors in our April 2006 private offering of securities, dated April 6, 2006, we were obligated, within 120 days of April 6, 2006, to file a registration statement with the SEC registering for resale all of the shares of common stock, including shares underlying warrants, sold to investors in the April 2006 offering, as well as certain shares of our common stock issued as a finder fee in connection with the April 2006 merger. If the shares are not registered according to the terms of the registration rights agreement, then the Company will make payments to each investor at a rate equal to 1% of the purchase price per share of registrable securities then held by an investor monthly, for each calendar month of the registration default period. On August 16, 2006, the majority holders of our common stock approved the extension of the registration filing date from August 4, 2006 to August 31, 2006, and later approved to further extend the registration filing date to September 30, 2006. The terms of the April 2006 registration rights agreement stated that the Company may not file or request acceleration of any other registration statement until the registration statement covering the registrable securities issued to investors in the April 2006 offering has been declared effective by the SEC. The majority of the holders of our common stock agreed to waive this provision and allow for the registration of additional shares from issued in the private offering of our securities in September 2006 and in the acquisition of properties from TARH E&P Holdings, L.P.

Indemnification; Limitation of Liability

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Foothills or any of our subsidiaries.

Our bylaws also provide that the directors may cause Foothills to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Foothills or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him/her as a director, officer, employee or agent.

Our articles of incorporation provide a limitation of liability in that no director or officer shall be personally liable to Foothills or any of our stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our employment and indemnification agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by us or on our behalf to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to our best interests, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Foothills from doing so if it cannot obtain the approval of our board of directors.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by McGuireWoods LLP, New York, New York.

EXPERTS

Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation, an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2005, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, to register the shares and warrants offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Upon the merger between our wholly-owned subsidiary and Foothills California, Inc. (formerly Brasada California, Inc.), Foothills California, Inc. became our wholly-owned subsidiary. Following the merger, our management and business operations became substantially the management and business operations of Foothills California, Inc. prior to the merger.

Prior to the merger, the independent registered public accounting firm for the Registrant was Amisano Hanson Chartered Accountants, and the independent registered public accounting firm for Foothills California, Inc. was Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation. Because the merger was treated as a reverse acquisition for accounting purposes, our historical financial reports filed after the merger will be those of Foothills California, Inc., the accounting acquirer, prior to the merger. Accordingly, our board of directors changed our independent registered public accounting firm from Amisano Hanson to Brown Armstrong. Amisano Hanson was formally dismissed as our independent registered public accounting firm on April 12, 2006, effective as of April 6, 2006, and Brown Armstrong was engaged as our independent registered public accounting firm on April 6, 2006. As a result of its role as the auditor of Foothills California, Inc. prior to the Merger, Brown Armstrong consulted with us regarding the merger.

The reports of Amisano Hanson on our financial statements for fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to our ability to continue as a “going concern.”

In connection with the audit of our financial statements for the fiscal years ended December 31, 2005 and 2004, and through the date of the dismissal (and including the period from April 6, 2006 through April 12, 2006), there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amisano Hanson, would have caused Amisano Hanson to make reference to the matter in its reports.

During fiscal year 2006, through the date of the dismissal of Amisano Hanson, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B. This change in accountants was disclosed in Amendment 1 to Foothills’ Current Report on Form 8-K/A, filed with the SEC on May 5, 2006.

FOOTHILLS RESOURCES, INC.

Financial Statements of Acquired Oil and Gas Properties:
Report of Independent Registered Public Accounting Firm	F-21
Statements of Revenues and Direct Operating Expenses	F-22
Notes to Statements of Revenues and Direct Operating Expenses	F-23

Pro Forma Financial Statements as of June 30, 2006 and for the six months ended June 30, 2006:
Unaudited Pro Forma Combined Balance Sheet	F-25
Unaudited Pro Forma Combined Statements of Operations	F-26
Notes to Pro Forma Financial Statements	F-27

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	September	December
	30, 2006	31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,710	$-
Accounts receivable	1,356	-
Prepaid expenses	191	-
Fair value of derivative financial instruments	467	-
	12,724	-

Property and equipment, at cost:
Oil and gas properties, using full-cost accounting -
Proved properties	63,045	-
Unproved properties not being amortized	160	55
Other property and equipment	163	-
	63,368	55
Less accumulated depreciation, depletion and amortization	(280)	-
	63,088	55

Other assets	1,513	-

	$77,325	$55

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	September	December
	30, 2006	31, 2005
	(unaudited)
LIABILITIES, MEMBERS’ CAPITAL AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,385	$-
Accounts payable and accrued liabilities	1,665	5
Current portion of asset retirement obligations	117	-
	4,167	5

Long-term debt	28,913	-

Asset retirement obligations	1,022	-

Members’ capital	-	50

Stockholders’ equity:
Preferred stock, $0.001 par value 1,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value - 100,000,000 shares authorized 60,281,263 shares outstanding	60	-
Additional paid-in capital	44,171	-
Deficit accumulated during the development stage	(2,201)	-
Accumulated other comprehensive income	1,193	-
	43,223	-

	$77,325	$55

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006	Inception (December 29, 2005) through September 30, 2006
Income:
Oil and gas revenues	$1,105	$1,105	$1,105
Interest income	49	130	130
	1,154	1,235	1,235

Expenses:
Production costs	219	219	219
General and administrative	695	2,347	2,347
Interest	583	583	583
Depreciation, depletion and amortization	282	287	287
	1,779	3,436	3,436

Net loss	$(625)	$(2,201)	$(2,201)

Basic and diluted net loss per share	$(0.01)	$(0.06)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	51,350,897	38,436,302	38,627,236

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30, 2006	Inception (December 29, 2005) through September 30, 2006
Cash flows from operating activities:
Net loss	$(2,201)	$(2,201)
Adjustments to reconcile net loss to net cash used for operating activities -
Stock-based compensation	259	259
Depreciation, depletion and amortization	280	280
Accretion of asset retirement obligation	7	7
Amortization of discount on long-term debt	224	224
Amortization of debt issue costs	13	13
Changes in assets and liabilities -
Accounts receivable	(1,129)	(1,129)
Prepaid expenses	(191)	(191)
Accounts payable and accrued liabilities	645	645

Net cash used for operating activities	(2,093)	(2,093)

Cash flows from investing activities:
Additions to oil and gas properties	(62,401)	(62,451)
Additions to other property and equipment	(163)	(163)
Increase in other assets	(119)	(119)

Net cash used for investing activities	(62,683)	(62,733)

Cash flows from financing activities:
Proceeds of borrowings	42,500	42,500
Debt issuance costs	(669)	(669)
Members’ capital contributions	50	100
Proceeds from issuance of common stock and warrants	35,521	35,521
Stock issuance costs	(1,916)	(1,916)

Net cash provided by financing activities	75,486	75,536

Net increase in cash and cash equivalents	10,710	10,710
Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	$10,710	$10,710

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(dollars in thousands, except per share amounts)

	Common Stock		Addi- tional	Mem-	Deficit Accum- ulated during the Develop-	Accum- ulated Other Compre-
	Number	Par Value	Paid-in Capital	bers’ Capital	ment Stage	hensive Income	Total

Balance, December 29, 2005 (date of inception)	-	$-	$-	$-	$-	$-	$-

Contributions	-	-	-	50	-	-	50

Balance, December 31, 2005	-	-	-	50	-	-	50

Contributions (unaudited)	-	-	-	50	-	-	50

Exchange of members’ capital for common shares and conversion from limited liability company to corporation (unaudited)	17,375,000	17	83	(100)	-	-	-

Issuance of common stock and warrants (unaudited)	42,112,763	42	43,036	-	-	-	43,078

Exercise of warrants (unaudited)	793,500	1	793	-	-	-	794

Stock-based compensation (unaudited)	-	-	259	-	-	-	259

Change in fair value of derivative financial instruments (unaudited)	-	-	-	-	-	1,193	1,193

Net loss (unaudited)	-	-	-	-	(2,201)	-	(2,201)

Balance, September 30, 2006 (unaudited)	60,281,263	$60	$44,171	$-	$(2,201)	$1,193	$43,223

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(unaudited)

Note 1 - Summary of Operations and Going Concern

Foothills Resources, Inc. (“Foothills”), a Nevada corporation, and its subsidiaries are collectively referred to herein as the “Company.” The Company is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Eel River Basin, in northern California, in the Anadarko Basin in southwest Oklahoma, and in the Texas Gulf Coast area. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be a development stage company.

Foothills took its current form on April 6, 2006, when Brasada California, Inc. (“Brasada”) merged with and into an acquisition subsidiary of Foothills. Brasada was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to a Delaware corporation on February 28, 2006. Following the merger, Brasada changed its name to Foothills California, Inc. (“Foothills California”) and is now a wholly owned operating subsidiary of Foothills. The Company adopted the assets, management, business operations and business plan of Foothills California. The financial statements of the Company prior to the merger were eliminated at consolidation. This transaction was accounted for as a reverse takeover of the Company by Foothills California.

The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, management intends to raise additional capital through the sale and issuance of equity and/or the utilization of debt. The Company recently completed a private placement of common shares and warrants and arranged a credit facility in connection with an acquisition of oil and gas properties (see Note 4).

Should the going concern assumptions not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these financial statements would require adjustments to the amounts and classifications of assets and liabilities.

Note 2 - Significant Accounting Policies

These financial statements have been prepared by the Company without audit, and include all adjustments (which consist solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of financial position and results of operations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2005.

Principles of consolidation

The consolidated financial statements include the accounts of Foothills and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investments in oil and gas joint ventures using the proportionate consolidation method, whereby the Company’s proportionate share of each entity’s assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from such estimates. Changes in such estimates may affect amounts reported in future periods.

Oil and gas properties

The Company follows the full-cost method of accounting for oil and gas properties. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized in separate cost centers for each country in which the Company has operations. Such capitalized costs include leasehold acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, asset retirement costs, internal costs directly attributable to property acquisition, exploration and development, and other related costs. The Company also capitalizes interest costs related to unevaluated oil and gas properties.

The capitalized costs of oil and gas properties in each cost center are amortized using the unit-of-production method. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gains or losses are not recognized in income unless a significant portion of a cost center’s reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. Unproved properties are assessed at least annually to determine whether any impairment has occurred. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the costs of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

Asset retirement obligations

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate can be made. The Company’s asset retirement obligations primarily relate to the abandonment of oil and gas wells and producing facilities.

Revenue recognition

Oil and gas revenues from producing wells are recognized when title and risk of loss is transferred to the purchaser of the oil or gas.

Derivative instruments and hedging activities

The Company has entered into derivative contracts to manage its exposure to commodity price risk. These derivative contracts, which are placed with a major financial institution that the Company believes is a minimal credit risk, currently consist only of swaps. The oil prices upon which the commodity derivative contracts are based reflect various market indices that have a high degree of historical correlation with actual prices received by the Company for its oil production.

The Company accounts for its derivative instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). SFAS 133 establishes accounting and reporting standards requiring that all derivative instruments, other than those that meet the normal purchases and sales exception, be recorded on the balance sheet as either an asset or liability measured at fair value (which is generally based on information obtained from independent parties). SFAS 133 also requires that changes in fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Hedge accounting treatment allows unrealized gains and losses on cash flow hedges to be deferred in other comprehensive income. Realized gains and losses from the Company’s oil and gas cash flow hedges, including terminated contracts, are generally recognized in oil and gas production revenues when the forecasted transaction occurs. Gains and losses from the change in fair value of derivative instruments that do not qualify for hedge accounting are reported in current period income. If at any time the likelihood of occurrence of a hedged forecasted transaction ceases to be “probable,” hedge accounting under SFAS 133 will cease on a prospective basis and all future changes in the fair value of the derivative will be recognized directly in earnings. Amounts recorded in other comprehensive income prior to the change in the likelihood of occurrence of the forecasted transaction will remain in other comprehensive income until such time as the forecasted transaction impacts earnings. If it becomes probable that the original forecasted production will not occur, then the derivative gain or loss would be reclassified from accumulated other comprehensive income into earnings immediately. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time, and any ineffectiveness is immediately reported in the consolidated statement of operations.

New accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is continuing to assess the potential impacts this statement might have on its consolidated financial statements and related footnotes.

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Plans and Other Postretirement Plans” (“SFAS 158”). The statement requires employers to recognize any overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in their financial statements. Unrealized components of net periodic benefit costs are reflected in other comprehensive income, net of tax. SFAS 158 requires recognition of the funded status and related disclosures as of the end of the fiscal year ending after December 15, 2006. Adoption of this statement is expected to have no impact on the Company’s financial position or results of operations.

In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” to clarify certain aspects of accounting for uncertain tax positions, including issues related to the recognition and measurement of those tax positions. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is in the process of evaluating the impact of the adoption of this interpretation on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No.156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. Adoption of this statement is expected to have no impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), replacing SFAS No. 123, “Accounting for Stock-Based Compensation,” and superseding Accounting Principles Board (“APB”) Opinion No. 25, “ Accounting for Stock Issued to Employees ” (“APB 25”). SFAS 123R requires recognition of share-based compensation in the financial statements. SFAS 123R was effective as of the first annual reporting period that began after June 15, 2005 and was adopted on January 1, 2006. See Note 5 for further details.

Note 3 - Acquisition

In September 2006, the Company completed the acquisition of certain producing properties in the Texas Gulf Coast area (the “TARH Acquisition”) from TARH E&P Holdings, L.P. (“TARH”). The aggregate consideration was $61,492,000, comprised of a cash payment of approximately $57,318,000 and the issuance of 1,605,345 shares of Foothills common stock to TARH with a deemed value of $4,174,000, based on a per-share average closing price of Foothills’ common stock as reported with on the Over-the-Counter Bulletin Board for the twenty 20 trading days prior to the date of the public announcement of the TARH Acquisition.

The Company acquired TARH’s interests in four fields: the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas. These interests represent working interests ranging from 95% to 100% of the four fields, which contain approximately 4,000 gross acres of leasehold or fee interests. The TARH Acquisition was funded primarily by debt financing (see Note 4) as well as a portion of the proceeds from a $22,500,000 private placement of common stock and warrants completed concurrently.

Note 4 - Long-term Debt

To finance the TARH Acquisition, the Company executed a credit agreement with a financial institution (the “Lender”) dated as of September 8, 2006 (the “Credit Agreement”), whereby the Company may borrow funds under a credit facility in an amount not to exceed $42,500,000 (the “Facility”). As of September 30, 2006, $42,500,000 was outstanding under the Facility.

The Facility will terminate and all amounts borrowed under the Facility will be due and payable on September 7, 2010. The Facility bears interest at a rate of LIBOR plus 700 basis points, subject to increases of 100 basis points each on September 22, 2006, October 23, 2006 and November 22, 2006 if the Company does not raise an additional $5,000,000 in equity capital on or before those dates. The interest rate at September 30, 2006 was 13.4%. The Company is required to make quarterly interest and principal payments on the Facility equal to the adjusted net cash flow attributable to the TARH Properties. The Facility is secured by liens and security interests on substantially all of the assets of the Company and its subsidiaries, including 100% of the Company’s oil and gas reserves.

The Company issued to an affiliate of the Lender a warrant to purchase 3,000,000 shares of its common stock for five years at an exercise price of $2.75 per share. In addition, the Company conveyed to the Lender a 5% overriding royalty interest in all oil and gas leases associated with the TARH properties, but excluding new exploration projects of other formations on the TARH properties, to the extent they are distinct from operations included in the Lender’s approved plan of development and the related engineering report for the TARH Acquisition and are funded through equity capital. The fair values of the warrant and the overriding royalty interest amounted to an aggregate of $11,426,000. This amount was recorded as debt issue discount, which is being amortized using the interest method.

Note 5 - Stock-Based Compensation

Share-Based Employee Compensation Plans

Foothills’ 2006 Equity Incentive Plan (the “2006 Plan”) enables the Company to provide equity-based incentives through grants or awards of incentive awards to present and future employees, directors, consultants and other third party service providers.

Foothills’ Board of Directors reserved a total of 2,000,000 shares of Foothills’ common stock for issuance under the 2006 Plan. Shares issued under the 2006 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2006 Plan. In addition, the number of shares of common stock subject to the 2006 Plan, any number of shares subject to any numerical limit in the 2006 Plan, and the number of shares and terms of any incentive award will be adjusted in the event of any change in outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The compensation committee of the Board (or the Board in the absence of such a committee), administers the 2006 Plan. Subject to the terms of the 2006 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2006 Plan.

The 2006 Plan authorizes the grant, to participants, of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, and stock appreciation rights, as described below:

•
Options granted under the 2006 Plan entitle the grantee, upon exercise, to purchase a specified number of shares at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless the compensation committee agrees otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•
The 2006 Plan authorizes the granting of stock awards. The compensation committee establishes the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

The Board may suspend or terminate the 2006 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2006 Plan will terminate 10 years after it is adopted. The Board may also amend the 2006 Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by Foothills’ stockholders.

Adoption of New Accounting Pronouncement

Stock-based compensation for the three and nine months ended September 30, 2006 totaling $146,000 and $259,000, respectively, has been recognized as a component of general and administrative expenses in the accompanying consolidated financial statements.

Effective January 1, 2006 the Company adopted SFAS 123R, which requires it to measure the cost of stock-based compensation granted, including stock options and restricted stock, based on the fair market value of the award as of the grant date, net of estimated forfeitures. SFAS 123R supersedes SFAS 123 and APB 25. The Company had no stock-based compensation grants prior to January 1, 2006.

The estimated fair value of the options granted during 2006 was calculated using a Black Scholes Merton option pricing model (“Black Scholes”). The following schedule reflects the various assumptions included in this model as it relates to the valuation of options:

September 30, 2006
Risk free interest rate	4.80 - 4.98%
Weighted average volatility	79 - 138%
Dividend yield	0%
Expected years until exercise	.5 - 3

The Black Scholes model incorporates assumptions to value stock-based awards. The risk-free rate of interest for periods within the expected term of the option was based on a zero-coupon U.S. government instrument over the expected term of the equity instrument. Because Foothills’ common stock has limited trading history, expected volatility was based on the historical volatility of a representative stock with characteristics similar to the Company. The Company has no historical experience upon which to base estimates of employee option exercise timing (“expected term”) within the valuation model, and utilized estimates for the expected term based on criteria required by SFAS 123R.

As of September 30, 2006, $653,000 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted average period of approximately three years.

Option activity under the 2006 Plan as of September 30, 2006 and changes during the nine months ended September 30, 2006 were as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term In Years	Aggregate Intrinsic Value
Outstanding at January 1, 2006	-	$-
Granted	1,260,000	1.45
Exercised	-	-
Forfeited	-	-

Outstanding at September 30, 2006	1,260,000	$1.45	9.5	$1,565,000

Exercisable at September 30, 2006	352,500	$1.88	9.5	$360,000

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing stock price on the last trading day of the third quarter of 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2006. The amount of aggregate intrinsic value will change based on the fair market value of the Company’s stock. No stock options were exercised during the nine months ended September 30, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
Brasada California, Inc.
Successor in interest Brasada Resources, LLC
Houston, Texas

We have audited the balance sheet of Brasada Resources, LLC, a development stage company, as of December 31, 2005, and the related statements of operations, member’s capital and cash flows for the period from inception on December 29, 2005 through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Brasada Resources, LLC, a development stage company, at December 31, 2005, and the results of its operations and its cash flows for the period from inception on December 29, 2005 through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
March 21, 2006

FINANCIAL STATEMENTS

Set forth below are the audited financial statements of Brasada Resources LLC, the predecessor company to Brasada, as of December 31, 2005. The business operations of Brasada will be the business operations of Foothills following the Merger.

BRASADA RESOURCES, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
DECEMBER 31, 2005

Assets

Property and equipment, at cost:
Oil and gas properties, using full cost accounting -
Unproved properties not being amortized	$54,856
Total assets	$54,856

Liabilities and Members' Capital

Accounts payable	$4,856

Members' capital:
Members' capital	50,000
Total liabilities and members' capital	$54,856

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Income	$—
Costs and expenses	—
Net income (loss)	$—

BRASADA RESOURCES, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF MEMBERS’ CAPITAL
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Contributions	$50,000
Net income (loss) for the period from inception
(December 29, 2005) through December 31, 2005	—
Balance, December 31, 2005	$50,000

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Cash flows from operating activities:
Net income (loss)	$—
Net cash provided by operating activities	—

Cash flows from investing activities:
Additions to oil and gas properties	(50,000)
Net cash used for investing activities	(50,000)

Cash flows from financing activities:
Capital contributions by members	50,000
Net cash provided by financing activities	50,000

Net increase (decrease) in cash and cash equivalents	—

Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$—

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 - Summary of Operations and Going Concern

Brasada Resources LLC (the “Company”) was organized December 29, 2005 as a limited liability company under the laws of the state of Delaware. The Company’s principal business is to pursue opportunities in oil and gas acquisition, exploration and development. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be a development stage company.

The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, management intends to:

•	borrow from Foothills Resources, Inc., a Nevada company (“Foothills”), under a bridge loan facility to fund its planned initial acquisition, exploration and development activities (see Note 3); and

•	pursue a merger with Foothills, which will allow the Company to raise additional capital through the sale and issuance of common shares of its corporate successor-in-interest (see Note 3).

Should the going concern assumptions not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these financial statements would require adjustments to the amounts and classifications of assets and liabilities.

Note 2 - Significant Accounting Policies

Principles of consolidation

The Company accounts for its investments in oil and gas joint ventures using the proportionate consolidation method, whereby the Company’s proportionate share of each entity’s assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from such estimates. Changes in such estimates may affect amounts reported in future periods.

Oil and gas properties

The Company follows the full-cost method of accounting for oil and gas properties. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized in separate cost centers for each country in which the Company has operations. Such capitalized costs include leasehold acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, asset retirement costs, internal costs directly attributable to property acquisition, exploration and development, and other related costs. The Company also capitalizes interest costs related to unevaluated oil and gas properties.

The capitalized costs of oil and gas properties in each cost center are amortized using the unit-of-production method. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gains or losses are not recognized in income unless a significant portion of a cost center’s reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. Unproved properties are assessed at least annually to determine whether any impairment has occurred. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the costs of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

Asset retirement obligations

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate can be made. The Company’s asset retirement obligations primarily relate to the abandonment of oil and gas wells and producing facilities.

Members' capital

The operations of the Company are governed by the provisions of an operating agreement executed by and among its members. The total capital contributed by the members as of December 31, 2005 was $50,000.

Revenue recognition

Oil and gas revenues from producing wells are recognized when title and risk of loss is transferred to the purchaser of the oil or gas.

New accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock Based Compensation (“SFAS 123”), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Among other items, SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. SFAS 123(R) permits the use of the Black-Scholes model as well as other standard option pricing models. The compliance date for SFAS 123(R) has been amended such that the standard will be effective for the first full fiscal year beginning after June 15, 2005. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123(R) and has not yet determined the impact on the Company’s future operating results.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB“) No. 107 on SFAS No. 123(R) (“SAB 107”). SAB 107 reinforces the flexibility allowed by SFAS 123(R) to choose an option pricing model, provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility and provided examples and simplified approaches to determining the expected term. In April 2005, the SEC extended the date by which companies are required to adopt SFAS 123(R) from the first reporting period beginning on or after June 15, 2005 to the first reporting period of the first full fiscal year beginning on or after June 15, 2005.

Note 3 - Subsequent Events

In January 2006, the Company’s members contributed an additional $50,000 to its capital.

In January 2006, the Company entered into a Farmout and Participation Agreement providing for a joint venture for exploration, development and production of oil and gas in the Eel River Basin, California (the “Eel River Agreement”). Under the terms of the Eel River Agreement, the Company will serve as operator of the joint venture. To earn interests in certain of the leases held by its joint venture partner, the Company must (a) drill two exploratory wells no later than June 30, 2006, subject to rig availability, (b) acquire 1,000 additional leasehold acres in the area of mutual interest, and (c) conduct certain other operations. Following successful completion of these activities, the Company has the right, but not the obligation, to conduct additional activities in accordance with the Eel River Agreement to earn additional leasehold interests.

In February 2006, the Company was converted into a Delaware corporation named Brasada California, Inc. (“Brasada”). Under Delaware law, all of the Company’s assets, liabilities, rights and obligations were acquired and assumed by Brasada, and the capital of the Company’s members was exchanged for shares of Brasada’s common stock.

In March 2006, Brasada entered into a binding term sheet with Foothills providing for (a) a private placement of $7,000,000 of common stock and warrants of Foothills, (b) the merger of Brasada into a wholly owned subsidiary of Foothills, in exchange for the issuance of 42.9% of the issued and outstanding common stock of Foothills to the shareholders of Brasada, and (c) the bridge loan facility described in the following paragraph.

In March 2006, Brasada entered into agreements with Foothills, pursuant to which Brasada may borrow up to $3,000,000 from Foothills to meet agreed working capital commitments. The loans are evidenced by a promissory note (the “Bridge Note”), which matures 120 days from the date of the loans, bears interest at 9% per annum payable monthly commencing 30 days from the date of the loans, and is secured by all of Brasada’s assets and shares of its common stock equal to 51% of such stock issued and outstanding. Upon the closing of the transaction described in the preceding paragraph, all amounts outstanding under the Bridge Note will be forgiven, and the Bridge Note will be deemed repaid in full.

SUPPLEMENTAL OIL AND GAS INFORMATION
(unaudited)

The following tables set forth information about the Company’s oil and gas producing activities pursuant to the requirements of SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.” All of the Company’s oil and gas producing activities are within the United States.

Capitalized Costs as of December 31, 2005

Proved properties	$—
Unproved properties	54,856
54,856

Accumulated depreciation, depletion and amortization	—
Net capitalized costs	$54,856

Costs Incurred for the Period from Inception (December 29, 2005) through December 31, 2005

Property acquisition:
Proved properties	$—
Unproved properties	54,072
Exploration	784
Development	—
Total costs incurred	$54,856

Oil and Gas Reserve Quantities

Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed reserves can be expected to be recovered through existing wells, with existing equipment and operating methods.

The Company had no proved reserves as of December 31, 2005.

FOOTHILLS RESOURCES, INC.
FINANCIAL STATEMENTS OF ASSETS ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Foothills Resources, Inc.
Bakersfield, California

We have audited the accompanying statements of revenues and direct operating expenses of TARH E&P Holdings L.P., Texas Properties as described in Note 1, for the two years ended December 31, 2004 and 2005. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses reflect the revenues and direct operating expenses attributable to TARH E&P Holdings’ Texas properties, as described in Note 2, and are not intended to be a complete presentation of the revenues and expenses of TARH E&P Holdings L.P. Texas properties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of TARH E&P Holdings L.P., Texas properties, as described in Note 1, for the two years ended December 31, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN McCOWN STARBUCK THORNBURGH & KEETER ACCOUNTANCY CORPORATION

Bakersfield, California
November 20, 2006

Foothills Resources, Inc.
Acquired Texas Oil and Gas Properties
Statements of Revenues and Direct Operating Expenses
Six Months Ended June 30, 2006 and 2005 and
Years Ended December 31, 2005 and 2004
(in Thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Revenues:
Oil and gas sales	$7,798	$7,480	$14,042	$8,352

Direct operating expenses:
Production taxes	583	471	1,090	656
Lease operating expenses	1,602	1,462	3,358	2,258

Excess of revenues over direct operating expenses	$5,613	$5,547	$9,594	$5,438

The accompanying notes are an integral part of these financial statements.

Foothills Resources, Inc.
Notes to Statements of Revenues and Direct Operating Expenses

Note 1 - The Properties

The accompanying statements represent the revenues and direct operating expenses attributable to the net working and revenue interests in four Texas oil and gas properties acquired by Foothills Resources, Inc. (“Foothills” or the “Company”) on September 8, 2006 (the “Properties”), from TARH E&P Holdings L.P. (the “Seller”). Foothills acquired the properties for approximately $61,492,000, as adjusted, with an effective date of September 1, 2006.  The Properties were used by the Seller for the exploration, development and production of oil and gas, which is the intended continued use for the acquired assets by the Company. The acquired properties and their related operations will be included in Foothills’ consolidated financial statements from the date of closing.

The Company acquired a 100% working interest in the Goose Creek and Goose Creek East Fields in Harris County, Texas, a 100% working interest in the Saratoga Field in Hardin County, Texas, and a 95% working interest in the Cleveland Field in Liberty County, Texas.

The consideration paid for the Properties consisted of i) the payment of approximately $57,318,000 in cash, and ii) the issuance of 1,605,345 shares of the Company’s common stock.

The $57,318,000 cash portion of the purchase price was funded through $42,500,000 in borrowings under a subordinated, second lien credit facility with affiliates of Goldman, Sachs & Co., cash proceeds from the sale by the Company of equity in a private offering, and available working capital.

Note 2 - Basis of Presentation

The historical financial statements reflecting the financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented, since such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties.  Accordingly the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The accompanying statements of revenues and direct operating expenses represent Foothills’ net working and revenue interests in the Properties acquired and are presented on the full cost basis of accounting.  Depreciation, depletion and amortization; accretion of asset retirement obligations; allocated general and administrative expenses; interest expense and income; and income taxes have been excluded because the property interests acquired represent only a portion of a business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by Foothills.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to the unsettled transactions and events as of the date of the financial statements. Actual results may differ from such estimates.

FOOTHILLS RESOURCES, INC.
PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2006

The accompanying unaudited pro forma combined financial statements (“pro forma statements”) reflect (i) the acquisition by Foothills Resources, Inc. (“Foothills” or the “Company”) of certain producing properties in the Texas Gulf Coast area (the “TARH Acquisition”) from TARH E&P Holdings, L.P. (“TARH”), (ii) the concurrent closing of a $22,500,000 private placement of Foothills’ common stock and warrants (the “Equity Offering”) , and (iii) the concurrent closing of a $42,500,000 credit facility (the “Credit Facility”) (collectively, the “Transactions”).

The pro forma statements have been prepared from, and should be read in conjunction with, (i) the Company’s unaudited financial statements as of June 30, 2006 and for the six months then ended, and (ii) the unaudited Statements of Revenues and Direct Operating Expenses of the Acquired Texas Oil and Gas Properties for the six months ended June 30, 2006. The following unaudited pro forma combined balance sheet has been prepared as though the Transactions had occurred on June 30, 2006, and the unaudited pro forma combined statement of operations for the six months ended June 30, 2006 has been prepared as though the Transactions had occurred on January 1, 2006. The pro forma statements do not necessarily reflect the financial position or results of operations that would have resulted had the Transactions actually occurred at those dates. In addition, the pro forma statements are not necessarily indicative of the results that may be expected for the year ended December 31, 2006, or any other period.

An unaudited pro forma combined statement of operations for the Company’s latest fiscal year has not been presented because the statement would not have provided meaningful information. In accordance with reverse takeover accounting requirements, the statement would have covered only the period from December 29, 2005, the date of formation of the Company’s predecessor, through December 31, 2005.

The pro forma statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable but are subject to change.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2006
(dollars in thousands)

	Foothills	Acquired	Pro Forma		Pro
	Historical	Properties	Adjustments		Forma
ASSETS
Current assets:
			$(54,219)	a
Cash and cash equivalents	$5,286	$-	22,701	b	$15,596
			41,828	c
Prepaid expenses	227	-			227
	5,513	-			15,823

Property and equipment, at cost:
Oil and gas properties, using full-cost accounting -
			62,631	a
Proved properties	-	-	(5,185)	c	57,446
Unproved properties not being amortized	5,308	-	(3,099)	a	2,209
Other property and equipment	128	-			128
	5,436	-			58,783
Less accumulated depreciation, depletion and amortization	(5)	-			(5)
	5,431	-			59,778
Other assets	94	-	672	c	766
	$11,038	$-	$65,329		$76,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$-	$2,385	c	$2,385
Accounts payable and accrued liabilities	353	-			353
Current portion of asset retirement obligations	-	-	117	a	117
	353	-			2,855

Long-term debt	-	-	28,689	c	28,689

Asset retirement obligations	-	-	1,022	a	1,022

Stockholders’ equity:
			2	a
Common stock, $0.001 par value	49	-	10	b	61
			4,172	a
Additional paid-in capital	12,211	-	22,691	b	45,315
			6,241	c
Deficit accumulated during the development stage	(1,575)	-			(1,575)
	10,685	-			43,801
	$11,038	$-	$65,329		$76,367

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2006
(dollars in thousands, except per share amounts)

	Foothills	Acquired	Pro Forma		Pro
	Historical	Properties	Adjustments		Forma
Income:
Oil and gas revenues	$-	$7,798	$(485)	C	$7,313
Interest income	82	-			82
	82	7,798	(485)		7,395

Expenses:
Production costs	-	2,185	(36)	C	2,149
General and administrative	1,652	-			1,652
Interest	-	-	4,942	B	4,942
Depreciation, depletion and amortization	5	-	1,606	A	1,611
	1,657	2,185	6,512		10,354

Net income (loss)	$(1,575)	$5,613	$(6,997)		$(2,959)

Basic and diluted net loss per share	$(0.05)				$(0.07)

Weighted average number of common shares outstanding - basic and diluted	31,871,979		10,093,814		41,965,793

FOOTHILLS RESOURCES, INC.
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2006

1.	BASIS OF PRESENTATION

These pro forma combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Company’s accounting policies, as disclosed in Note 2 of the unaudited financial statements of the Company for the six months ended June 30, 2006.

The pro forma combined financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.

These pro forma combined financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the Transactions been effected on the dates indicated.

2.	PRO FORMA ADJUSTMENTS TO THE COMBINED BALANCE SHEET

The following adjustments have been made to reflect the Transactions, as if the Transactions had occurred on June 30, 2006 for purposes of the pro forma combined balance sheet.

a.
Record the preliminary pro forma allocation of the purchase price of the TARH Acquisition using the purchase method of accounting. The following is a calculation and allocation of purchase price to the acquired assets and liabilities based on their relative fair values, pending completion of the Company’s valuation analysis:

Purchase price (in thousands):
Cash payments funded from working capital, the Equity Offering and the Credit Facility:
Performance deposit paid prior to June 30, 2006 and included in the capitalized costs of unproved oil and gas properties in the Company’s June 30, 2006 balance sheet	$3,099
Additional performance deposits paid after June 30, 2006 and amounts paid at closing	54,219
Deemed value of 1,605,345 shares of the Company’s common stock issued to TARH	4,174

Total purchase price	$61,492

Preliminary allocation of purchase price (in thousands):
Oil and gas properties - proved	$62,631
Asset retirement obligations:
Current portion	(117)
Long-term portion	(1,022)

Net assets acquired	$61,492

b.
Record the issuance of 10,093,814 Units of Foothills at $2.25 per Unit in the Equity Offering for total proceeds of $22,711,000, and net proceeds of $21,495,000 after estimated issue costs of $1,216,000. Each Unit consisted of one share of Foothills common stock and a warrant to purchase one-half share of Foothills common stock.

c.
Record (i) borrowings under the Credit Facility of $42,500,000, of which $2,385,000 was classified as current, resulting in net proceeds of $41,828,000 after estimated issue costs of $672,000, and (ii) debt issue discount totaling $11,426,000, consisting of $5,185,000 representing the fair value of an overriding royalty interest conveyed to an affiliate of the lender under the Credit Facility and $6,241,000 representing the fair value of Foothills’ common stock warrants issued to an affiliate of the lender under the Credit Facility.

3.	PRO FORMA ADJUSTMENTS TO THE COMBINED STATEMENT OF OPERATIONS

The following adjustments have been made to reflect the Transactions, as if the Transactions had occurred on January 1, 2006 for purposes of the pro forma combined statement of operations.

A.
Record (i) incremental depreciation, depletion and amortization expense in accordance with the full-cost method of accounting for oil and gas properties based on the purchase price allocation to capitalized costs of oil and gas properties, and (ii) pro forma accretion of asset retirement obligations on the properties acquired.

B.	Record (i) pro forma interest expense based on the terms of the Credit Facility, (ii) amortization of pro forma debt issue discount, and (iii) amortization of pro forma debt issue costs.

C.
Record the pro forma amounts included in the revenues and direct operating expenses of the acquired properties that would have been attributable to the overriding royalty interest conveyed to an affiliate of the lender under the Credit Facility.

50,974,374 Shares of Common Stock

Foothills Resources, Inc.

PROSPECTUS

December                2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit or proceeding. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;
•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
•	a transaction from which the director derived an improper personal profit; and
•	willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Foothills or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Foothills or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him/her as our director, officer, employee or agent.

Item 25. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold by the selling stockholders pursuant to this registration statement. The selling stockholders will not bear any portion of such fees and expenses.

EXPENSE	AMOUNT

Registration Fees		$11,862
Printing and Engraving Costs*		______
Legal Fees*		______
Accounting Fees*		______
Listing Fees*		______
Transfer Agent Fees*
Miscellaneous Fees and Expenses*		______
Total*	$	______

* To be completed by amendment.

Item 26. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On September 8, 2006, and September 27, 2006, we closed on a private offering of units consisting of shares of our common stock and warrants to acquire our common stock. Each unit we sold in the offering consisted of one share of common stock and a warrant to acquire one-half share of common stock for five years at an exercise price of $2.75 per share. On September 8, 2006, we received $22,500,000 in proceeds from the offering, through the sale of 10,000,000 units, issuing to investors in the offering 10,000,000 shares of common stock and warrants to acquire 5,000,000 shares of common stock. On September 27, 2006, we received proceeds of an additional $211,059 through the sale of an additional 93,804 units to additional investors in the offering.

The September, 2006 offering was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The units were offered and sold only to “accredited investors,” as that term is defined under Rule 501 of Regulation D, some of which were institutional investors, and to fewer than 35 non-accredited investors, in compliance with Rule 506. Sanders Morris Harris Inc. acted as placement agent in the private offering and, for its services, received compensation from us of $1,246,306, plus warrants to acquire 473,233 shares of common stock at $2.25 per share. Sanders Morris Harris Inc. did not receive compensation for 3,333,333 units sold in the offering to Goldman, Sachs & Co.

Each of the investors in the September, 2006 offering executed a subscription agreement, securities purchase agreement and registration rights agreement, all dated as of September 8, 2006.

Also on September 8, 2006, we closed Foothills Texas, Inc.’s acquisition of properties from TARH E&P Holdings, L.P. The consideration included the issuance of 1,605,345 shares of common stock to TARH E&P Holdings, L.P. These shares were issued to TARH E&P Holdings, L.P. in a private transaction which was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

On April 6, 2006, our wholly-owned subsidiary merged with Foothills California, Inc. (formerly Brasada California, Inc.). On the closing date of that merger, the holders of Foothills California Inc.’s issued and outstanding capital stock before the merger surrendered all of their issued and outstanding capital stock of Foothills California, Inc. and received 17,375,000 shares of our common stock. This issuance of shares to the former stockholders of Foothills California, Inc. was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

On the closing date of the merger, and on April 20, 2006, we closed a private offering of an aggregate of 17,142,857 units consisting of one share of our common stock and warrants to acquire three-quarters of a share of common stock for five years, at an exercise price of $1.00 per whole share. In this offering, we received aggregate consideration of $12,000,000. Some of the consideration for the units sold in this offering was in the form of debentures that we sold prior to the closing date of the offering to accredited investors. These debentures converted into units in the offering on a dollar-for-dollar basis upon the closing date of the offering and the merger.

Item 27. Exhibits

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.
Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.3	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
4.4	Warrant issued to Goldman, Sachs & Co. in connection with the Credit Agreement, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
4.5	Warrant issued to Goldman, Sachs & Co. in the offering, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
4.6	Form of Warrant issued to the Investors in the Private Placement Offering, September 8, 2006.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
5.1	Consent of McGuireWoods LLP.*
10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.4	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.5	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.6	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.7	Employment Offer Letter and Agreement, dated April 21, 2006, by and between Foothills Resources, Inc. and James Drennan.**
10.8	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.9	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.10	Notice and Acknowledgement of Increase of Offering	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.11
Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Goose Creek Field and East Goose Creek Field, Harris County, Texas.
Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).
10.12
Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Cleveland Field, Liberty County, Texas and in Saratoga Field, Hardin County, Texas.
Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.13	Supplemental Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).
10.14	Registration Rights Agreement, dated as of September 8, 2006, by and between Foothills Resources, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.15	Credit and Guaranty Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc., certain subsidiaries of Foothills Resources, Inc., Various Lenders and J. Aron & Company.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.16
Pledge and Security Agreement, First Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.
Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.17
Pledge and Security Agreement, Second Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.
Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.18
Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, First Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.
Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.19
Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, Second Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.
Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.20	Conveyance of Overriding Royalty Interest, dated as of September 8, 2006, from Foothills Texas, Inc. to MTGLQ Investors, L.P.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.21	Form of Subscription Agreement and Investor Questionnaire, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.22	Form of Securities Purchase Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.23	Form of Registration Rights Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.24	Employment Agreement, dated October 4, 2006, by and between Foothills Resources, Inc. and Michael Moustakis.*
16.1	Letter from Amisano Hanson regarding Change in Certifying Accountant.	Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2006 (File No. 001-31547).
21.1	List of Subsidiaries.**
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).*
23.2	Consent of Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation.*

*	Filed herewith
**	Filed previously

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Bakersfield, California on December 14, 2006.

Foothills Resources, Inc.

By:  /s/ Dennis B. Tower

Name:  Dennis B. Tower
Title:  Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Dennis B. Tower	Chief Executive Officer, Director	December 14, 2006
Dennis B. Tower

/s/ John L. Moran	President, Director	December 14, 2006
John L. Moran

/s/ W. Kirk Bosché	Chief Financial Officer	December 14, 2006
W. Kirk Bosché

/s/ Christopher P. Moyes	Director	December 14, 2006
Christopher P. Moyes

/s/ Frank P. Knuettel	Director	December 14, 2006
Frank P. Knuettel

/s/ John A. Brock	Director	December 14, 2006
John A. Brock

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.
Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.3	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
4.4	Warrant issued to Goldman, Sachs & Co. in connection with the Credit Agreement, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
4.5	Warrant issued to Goldman, Sachs & Co. in the offering, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
4.6	Form of Warrant issued to the Investors in the Private Placement Offering, September 8, 2006.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
5.1	Consent of McGuireWoods LLP.*
10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.4	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.5	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.6	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.7	Employment Offer Letter and Agreement, dated April 21, 2006, by and between Foothills Resources, Inc. and James Drennan.**
10.8	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.9	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.10	Notice and Acknowledgement of Increase of Offering	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).
10.11
Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Goose Creek Field and East Goose Creek Field, Harris County, Texas.
Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).
10.12
Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Cleveland Field, Liberty County, Texas and in Saratoga Field, Hardin County, Texas.
Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).
10.13	Supplemental Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.14	Registration Rights Agreement, dated as of September 8, 2006, by and between Foothills Resources, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.15	Credit and Guaranty Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc., certain subsidiaries of Foothills Resources, Inc., Various Lenders and J. Aron & Company.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.16
Pledge and Security Agreement, First Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.
Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.17
Pledge and Security Agreement, Second Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.
Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.18
Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, First Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.
Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.19
Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, Second Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.
Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.20	Conveyance of Overriding Royalty Interest, dated as of September 8, 2006, from Foothills Texas, Inc. to MTGLQ Investors, L.P.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.21	Form of Subscription Agreement and Investor Questionnaire, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit No.	Description	Reference
10.22	Form of Securities Purchase Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.23	Form of Registration Rights Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).
10.24	Employment Agreement, dated October 4, 2006, by and between Foothills Resources, Inc. and Michael Moustakis.*
16.1	Letter from Amisano Hanson regarding Change in Certifying Accountant.	Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2006 (File No. 001-31547).
21.1	List of Subsidiaries.**
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).*
23.2	Consent of Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation.*

*	Filed herewith.
**	Filed previously